Exhibit 99.1

Colony Bankcorp, Inc. 401(k) Plan

Principal Financial Group 401(k) Volume Submitter

Approved August 8, 2014

Restatement Effective December 15, 2019

TABLE OF CONTENTS

INTRODUCTION

ARTICLE I	FORMAT AND DEFINITIONS

Section 1.01 -----	Format
Section 1.02 -----	Definitions

ARTICLE II	PARTICIPATION

Section 2.01 -----	Active Participant
Section 2.02 -----	Inactive Participant
Section 2.03 -----	Cessation of Participation
Section 2.04 -----	Adopting Employers - Separate Plans
Section 2.05 -----	Adopting Employers - Single Plan
Section 2.06 -----	Adopting Employers - Multiple Employer Plan

ARTICLE III	CONTRIBUTIONS

Section 3.01 -----	Employer Contributions
Section 3.02 -----	Voluntary Contributions by Participants
Section 3.03 -----	Rollover Contributions
Section 3.04 -----	In-plan Roth Rollovers
Section 3.05 -----	Forfeitures
Section 3.06 -----	Allocation
Section 3.07 -----	Contribution Limitation
Section 3.08 -----	Excess Amounts
Section 3.09 -----	401(k) Safe Harbor Provisions
Section 3.10 -----	Eligible Automatic Contribution Arrangement (EACA) Provisions
Section 3.11 -----	Qualified Automatic Contribution Arrangement (QACA) Safe Harbor Provisions

ARTICLE IV	INVESTMENT OF CONTRIBUTIONS

Section 4.01 -----	Investment and Timing of Contributions
Section 4.02 -----	Investment in Qualifying Employer Securities
Section 4.03 -----	Voting and Tender of Self-Directed Brokerage Accounts
Section 4.04 -----	Life Insurance

ARTICLE V	BENEFITS

Section 5.01 -----	Retirement Benefits
Section 5.02 -----	Death Benefits
Section 5.03 -----	Vested Benefits
Section 5.04 -----	When Benefits Start
Section 5.05 -----	Withdrawal Benefits
Section 5.06 -----	Loans to Participants
Section 5.07 -----	Distributions Under Qualified Domestic Relations Orders

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)
1

ARTICLE VI	DISTRIBUTION OF BENEFITS

Section 6.01 -----	Automatic Forms of Distribution
Section 6.02 -----	Optional Forms of Distribution
Section 6.03 -----	Election Procedures
Section 6.04 -----	Notice Requirements
Section 6.05 -----	Transitional Rules

ARTICLE VII	REQUIRED MINIMUM DISTRIBUTIONS

Section 7.01 -----	Application
Section 7.02 -----	Definitions
Section 7.03 -----	Required Minimum Distributions
Section 7.04 -----	TEFRA Section 242(b)(2) Elections

ARTICLE VIII	TERMINATION OF THE PLAN

ARTICLE IX	ADMINISTRATION OF THE PLAN

Section 9.01 -----	Administration
Section 9.02 -----	Expenses
Section 9.03 -----	Records
Section 9.04 -----	Information Available
Section 9.05 -----	Claim Procedures
Section 9.06 -----	Delegation of Authority
Section 9.07 -----	Exercise of Discretionary Authority
Section 9.08 -----	Transaction Processing

ARTICLE X	GENERAL PROVISIONS

Section 10.01 -----	Amendments
Section 10.02 -----	Direct Rollovers
Section 10.03 -----	Mergers and Direct Transfers
Section 10.04 -----	Provisions Relating to the Insurer and Other Parties
Section 10.05 -----	Employment Status
Section 10.06 -----	Rights to Plan Assets
Section 10.07 -----	Beneficiary
Section 10.08 -----	Nonalienation of Benefits
Section 10.09 -----	Construction
Section 10.10 -----	Legal Actions
Section 10.11 -----	Small Amounts
Section 10.12 -----	Word Usage
Section 10.13 -----	Change in Service Method
Section 10.14 -----	Military Service
Section 10.15 -----	Qualification of Plan

ARTICLE XI	TOP-HEAVY PLAN REQUIREMENTS

Section 11.01 -----	Application
Section 11.02 -----	Definitions
Section 11.03 -----	Modification of Vesting Requirements
Section 11.04 -----	Modification of Contributions

ARTICLE XII	TRUST PROVISIONS PLAN EXECUTION

PLAN EXECUTION

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)
2

INTRODUCTION

The Primary Employer previously established a retirement plan on April 1, 2002.

The Plan is restated effective December 15, 2019. This restated document is substituted in lieu of the prior document with the exception of any interim amendment and any model amendment that have not been incorporated into this restatement. Such amendment(s) shall continue to apply to this restated Plan until such provisions are integrated into the Plan or such amendment(s) are superseded by another amendment.

It is intended that the Plan, as restated, qualify as a profit sharing plan under the Internal Revenue Code of 1986, including any later amendments to the Code. The Employer agrees to operate the Plan according to the terms, provisions, and conditions set forth in this document.

The restated Plan continues to be for the exclusive benefit of employees of the Employer. All persons covered under the Plan before the effective date of this restatement shall continue to be covered under the restated Plan, if they are still Eligible Employees as of the restatement date, with no loss of benefits.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

ARTICLE I

FORMAT AND DEFINITIONS

SECTION 1.01--FORMAT.

The Employer’s retirement plan is set out in this signed document, and any amendments to this document. Words and phrases defined in the DEFINITIONS SECTION of Article I shall have that defined meaning when used in this Plan, unless the context clearly indicates otherwise. These words and phrases have initial capital letters to aid in identifying them as defined terms.

Some of the defined terms and phrases in the DEFINITIONS SECTION of Article I and some of the provisions contained in the following articles may not apply to this Plan and shall not be used in the Plan. The provisions in Articles II through XII of the Plan shall determine whether or not the terms will apply.

SECTION 1.02--DEFINITIONS.

Account means the Participant’s share of the Plan Fund. Separate accounting records are kept for those parts of his Account resulting from the following contributions that are made to the plan as stated in Article III:

(a)	Nondeductible Voluntary Contributions

(b)	Deductible Voluntary Contributions

(c)	Pre-tax Elective Deferral Contributions

(d)	Roth Elective Deferral Contributions

(e)	In-plan Roth Rollovers

(f)	Matching Contributions that are not Qualified Matching Contributions or QACA Matching Contributions

(g)	Qualified Matching Contributions

(h)	QACA Matching Contributions

(i)	Qualified Nonelective Contributions

(j)	QACA Nonelective Contributions

(k)	Wage Rate Contributions

(l)	All other Employer Contributions

(m)	Rollover Contributions

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

If the Participant's Vesting Percentage is less than 100% as to any of the Employer Contributions, a separate accounting record will be kept for any part of his Account resulting from such Employer Contributions and, if there has been a prior Forfeiture Date, from such Contributions made before a prior Forfeiture Date.

A Participant's Account shall be reduced by any distribution of his Vested Account and by any Forfeitures. A Participant's Account shall participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund. His Account is subject to any minimum guarantees applicable under the Annuity Contract or other investment arrangement and to any expenses associated therewith.

Accrual Computation Period means the 12-month period used to measure hours for purposes of receiving an Employer Contribution or allocation.

The Accrual Computation Period is a consecutive 12-month period ending on the last day of each Plan Year, including corresponding consecutive 12-month periods before the effective date of this Plan.

Accrual Service means the period of service used to determine the number of units credited to a Participant for purposes of determining the amount of his Discretionary Contribution.

ACP Test means the nondiscrimination test described in Code Section 401(m)(2) as provided for in subparagraph (d) of the EXCESS AMOUNTS SECTION of Article III.

ACP Test Safe Harbor means the method described in the 401(k) SAFE HARBOR PROVISIONS SECTION or the QUALIFIED AUTOMATIC CONTRIBUTION ARRANGEMENT (QACA) SAFE HARBOR PROVISIONS SECTION of Article III for satisfying the ACP Test with respect to Matching Contributions.

Active Participant means an Eligible Employee who is actively participating in the Plan according to the provisions in the ACTIVE PARTICIPANT SECTION of Article II.

Additional Contributions means additional Employer Contributions (see the EMPLOYER CONTRIBUTIONS SECTION of Article III), or the Forfeitures that are reallocated according to the ALLOCATION SECTION of Article III and are deemed to be Additional Contributions.

Adopting Employer means an employer who has adopted this Plan and who is not the Primary Employer.

An Adopting Employer is an employer that is a Controlled Group member and is listed in the ADOPTING EMPLOYERS – SINGLE PLAN SECTION of Article II.

ADP Test means the nondiscrimination test described in Code Section 401(k)(3) as provided for in subparagraph (c) of the EXCESS AMOUNTS SECTION of Article III.

ADP Test Safe Harbor means the method described in the 401(k) SAFE HARBOR PROVISIONS SECTION or the QUALIFIED AUTOMATIC CONTRIBUTION ARRANGEMENT (QACA) SAFE HARBOR PROVISIONS SECTION of Article III for satisfying the ADP Test.

Affiliated Service Group means any group of corporations, partnerships or other organizations of which the Employer is a part and that is affiliated within the meaning of Code Section 414(m) and the regulations thereunder. The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Allocation Group means the designated groups of Employees for purposes of determining separate Discretionary Contributions in the EMPLOYER CONTRIBUTIONS SECTION of Article III.

Alternate Payee means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

Annual Compensation means the Employee’s Compensation for a defined 12-month period of time.

For a Plan Year, Annual Compensation is the Employee’s Compensation for the Compensation Year ending with or within the consecutive 12-month period ending on the last day of the Plan Year. Annual Compensation shall exclude Compensation for the portion of the Compensation Year in which an Employee is not an Active Participant.

Annuity Contract means the annuity contract or contracts into which the Primary Employer, and the Adopting Employers adopting this Plan as a separate plan enter, or Trustee enters, whichever is appropriate, with the Insurer for guaranteed benefits, for the investment of Contributions in separate accounts, and for the payment of benefits under this Plan.

Annuity Starting Date means the first day of the first period for which an amount is payable as an annuity or any other form.

Appendix A means the appendix identified as Appendix A which may be attached to and made a part of this Plan.

Beneficiary means the person or persons named by a Participant to receive any benefits under the Plan when the Participant dies. See the BENEFICIARY SECTION of Article X.

Benefit Factor means, for a Plan Year, a person’s Annual Compensation for the Plan Year multiplied by his actuarial factor for the Plan Year determined in Appendix A.

Catch-up Contributions means Elective Deferral Contributions made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or older by the end of their taxable year. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferral Contributions without regard to Catch-up Contributions, such as the limits on the Maximum Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of Article III, the dollar limitation on Elective Deferral Contributions under Code Section 402(g) (not counting Catch-up Contributions), and the limit imposed by the ADP Test.

Catch-up Contributions are not subject to the limits on the Maximum Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of Article III, are not counted in the ADP Test, and are not counted in determining the minimum allocation under Code Section 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy).

Claimant means any person who makes a claim for benefits under this Plan. See the CLAIM PROCEDURES SECTION of Article IX.

Code means the Internal Revenue Code of 1986, as amended.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Compensation means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III and Article XI, the total earnings, except as modified in this definition, from the Employer during any specified period.

"Earnings" in this definition means wages, within the meaning of Code Section 3401(a), and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Earnings shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section

3401(a)(2)). The type of compensation that is reported in the "Wages, Tips and Other Compensation" box on Form W-2 satisfies this definition.

For any Self-employed Individual, Compensation means Earned Income.

Except as provided herein, Compensation for a specified period is the Compensation actually paid or made available (or if earlier, includible in gross income) during such period.

For Plan Years beginning on or after July 1, 2007, Compensation for a Plan Year shall also include Compensation paid by the later of 2 1/2 months after an Employee’s Severance from Employment with the Employer maintaining the Plan or the end of the Plan Year that includes the date of the Employee’s Severance from Employment with the Employer maintaining the Plan, if (i) the payment is regular Compensation for services during the Employee’s regular working hours, or Compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a Severance from Employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer; (ii) the payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued; or (iii) the payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

Any payments not described above shall not be considered Compensation if paid after Severance from Employment, even if they are paid by the later of 2 1/2 months after the date of Severance from Employment or the end of the Plan Year that includes the date of Severance from Employment.

Back pay, within the meaning of section 1.415(c)-2(g)(8) of the regulations, shall be treated as Compensation for the Plan Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in this definition.

Compensation paid or made available during a specified period shall include amounts that would otherwise be included in Compensation but for an election under Code Section 125(a), 132(f)(4), 402(e)(3),

402(h)(1)(B), 402(k), or 457(b).

For purposes of the EXCESS AMOUNTS SECTION of Article III, the Employer may elect to use an alternative nondiscriminatory definition of Compensation in accordance with the regulations under Code Section 414(s).

The annual Compensation of each Participant taken into account in determining contributions and allocations for any determination period (the period over which Compensation is determined) shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning with or within such calendar year. In modification of the foregoing, Elective Deferral Contributions may be made with respect to Compensation that exceeds the annual compensation limit, provided such Elective Deferral Contributions otherwise satisfy any applicable limitations.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

If a determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction. The numerator of the fraction is the number of months in the short determination period, and the denominator of the fraction is 12.

If Compensation for any prior determination period is taken into account in determining a Participant's contributions or allocations for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that determination period. For this purpose, in determining contributions and allocations in Plan Years beginning on or after January 1, 2002, the annual compensation limit in effect for determination periods beginning before that date is $200,000.

Compensation means, for a Leased Employee, Compensation for the services the Leased Employee performs for the Employer, determined in the same manner as the Compensation of Employees who are not Leased Employees, regardless of whether such Compensation is received directly from the Employer or from the leasing organization.

Compensation Year means a defined 12-month period used to determine Annual Compensation.

The Compensation Year is the consecutive 12-month period ending on the last day of each Plan Year, including corresponding periods before the effective date of the Plan.

Contingent Annuitant means an individual named by the Participant to receive a lifetime benefit after the

Participant's death in accordance with a survivorship life annuity.

Contribution Date means the date on which Wage Rate Contributions are calculated.

Contributions means Employer Contributions, Participant Contributions, and Rollover Contributions as set out in Article III, unless the context clearly indicates only specific contributions are meant.

Controlled Group means any group of corporations, trades, or businesses of which the Employer is a part that is under common control. A Controlled Group includes any group of corporations, trades, or businesses, whether or not incorporated, which is either a parent-subsidiary group, a brother-sister group, or a combined group within the meaning of Code Section 414(b), Code Section 414(c) and the regulations thereunder and, for purposes of determining contribution limitations under the CONTRIBUTION LIMITATION SECTION of Article III, as modified by Code Section 415(h). The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group and any other employer required to be aggregated with the Employer under Code Section 414(o) and the regulations thereunder.

Designated Beneficiary means the individual who is designated by the Participant (or the Participant’s surviving spouse) as the Beneficiary of the Participant’s interest under the Plan and who is the designated beneficiary under Code Section 401(a)(9) and section 1.401(a)(9)-4 of the regulations.

Designated Roth Account means the portion of a Participant’s Account resulting from Roth Elective Deferral Contributions, In-plan Roth Rollovers, and the portion of a Rollover Contribution from a designated Roth account under another plan, and the respective earnings thereon. The Designated Roth Account shall be record kept in a manner that satisfies the separate accounting requirements of section 1.401(k)-1(f) of the regulations.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Differential Wage Payments means any payments that are made on or after January 1, 2009, by an Employer to an individual with respect to any period during which the individual is performing Qualified Military Service while on active duty for a period of more than 30 days. Such payments shall be made in accordance with Code Section 3401(h) and represent all or a portion of the wages the individual would have received from the Employer if the individual were performing service for the Employer.

Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Discretionary Contributions means discretionary Employer Contributions. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

Distributee means an Employee or former Employee. In addition, the Employee's (or former Employee's) surviving spouse and the Employee's (or former Employee's) spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse. For distributions made after December 31, 2006, a Distributee includes the Employee’s (or former Employee’s) nonspouse Designated Beneficiary, in which case, the distribution can only be transferred to a traditional IRA or Roth IRA established on behalf of the nonspouse Designated Beneficiary for the purpose of receiving the distribution.

Early Retirement Age means an age prior to the Participant’s Normal Retirement Age. The Participant’s Account shall become nonforfeitable if he is an Employee upon attainment of such age. Early Retirement Age is not applicable to this Plan.

Early Retirement Date means a date before a Participant’s Normal Retirement Date that he selects for the start of his retirement benefits.

Early retirement is not permitted.

Earned Income means, for a Self-employed Individual, net earnings from self-employment in the trade or business for which this Plan is established if such Self-employed Individual’s personal services are a material income producing factor for that trade or business. Net earnings shall be determined without regard to items not included in gross income and the deductions properly allocable to or chargeable against such items. Net earnings shall be reduced for the employer contributions to the employer’s qualified retirement plan(s) to the extent deductible under Code Section 404.

Net earnings shall be determined with regard to the deduction allowed to the employer by Code Section 164(f) for taxable years beginning after December 31, 1989.

Elective Deferral Agreement means an agreement between an Eligible Employee and the Employer under which an Eligible Employee may make Elective Deferral Contributions. An Elective Deferral Agreement (or change thereto) must be made in such manner and in accordance with such rules as the Employer may prescribe in a nondiscriminatory manner (including by means of voice response or other electronic system under circumstances the Employer permits). Elective Deferral Agreements cannot relate to Compensation that is payable prior to the later of the adoption or effective date of the cash or deferred arrangement (CODA). Elective Deferral Agreements shall be made, changed, or terminated according to the provisions of the EMPLOYER CONTRIBUTIONS SECTION of Article III. An Elective Deferral Agreement may also be terminated according to the terms of an automatic contribution arrangement.

Elective Deferral Contributions means Employer Contributions made in accordance with either an Elective Deferral Agreement or the terms of an automatic contribution arrangement.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Elective Deferral Contributions means Pre-tax Elective Deferral Contributions and Roth Elective Deferral Contributions, unless the context clearly indicates only one is meant.

Elective Deferral Contributions shall be 100% vested and subject to the distribution restrictions of Code Section 401(k) when made. See the WHEN BENEFITS START SECTION of Article V.

Eligibility Computation Period means a consecutive 12-month period.

The first Eligibility Computation Period begins on an Employee's Employment Commencement Date. Later Eligibility Computation Periods shall be consecutive 12-month periods ending on the last day of each Plan Year that begins after his Employment Commencement Date.

For an Employee who has a Severance from Employment prior to satisfying the eligibility requirements in the ACTIVE PARTICIPANT SECTION of Article II, the Eligibility Computation Period will be determined based on his original Employment Commencement Date. If such Employee is rehired after the first anniversary of his original Employment Commencement Date, his Eligibility Computation Period shall be the Plan Year, beginning with the Plan Year that contains the date he is rehired.

Eligibility Service means the period of service used to determine if an Employee has met any service requirement for eligibility described in the ACTIVE PARTICIPANT SECTION of Article II.

Eligibility Service is, for purposes of Contributions other than Elective Deferral Contributions and Matching Contributions, one year of service for each Eligibility Computation Period in which an Employee is credited with at least 1,000 Hours of Service. The year of service shall be credited as of the last day of the Eligibility Computation Period.

If the Eligibility Computation Period shifts to the Plan Year, an Employee will be credited with two years of Eligibility Service if he has the Hours of Service required for a year of Eligibility Service in both his first and second Eligibility Computation Periods.

For purposes of Elective Deferral Contributions and Matching Contributions, Eligibility Service is an Employee's Period of Service. Eligibility Service shall be measured from his Employment Commencement Date to his most recent Severance Date. This Period of Service shall be reduced by any Period of Severance that occurred prior to his most recent Severance Date, unless such Period of Severance is included under the service spanning rule below. This period of Eligibility Service shall be expressed as years (on the basis that 365 days equal one year), months (on the basis that 30 days equal one month), or days.

Period of Severance included (service spanning rule):

A Period of Severance shall be deemed to be a Period of Service under either of the following conditions:

(a)	the Period of Severance immediately follows a period during which an Employee is not absent from work and ends within 12 months; or

(b)

the Period of Severance immediately follows a period during which an Employee is absent from work for any reason other than quitting, being discharged, or retiring (such as a leave of absence or layoff) and ends within 12 months of the date he was first absent.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Period of Military Duty included:

A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited. For purposes of crediting Hours of Service during the Period of Military Duty, an Hour of Service shall be credited (without regard to the 501 Hour of Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period.

Controlled Group service included:

An Employee's service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

However, Eligibility Service is modified as follows:

Service with a Predecessor Employer that did not maintain this Plan included:

An Employee's service with a Predecessor Employer that did not maintain this Plan shall be included as service with the Employer. The crediting of such service shall be determined on a reasonably uniform basis for all similarly situated Employees based on all relevant facts and circumstances so as not to discriminate in favor of Highly Compensated Employees.

Eligible Employee means any Employee of the Employer excluding the following:

Bargaining class. Represented for collective bargaining purposes by any collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in section 1.410(b)-9 of the regulations. For this purpose, the term “employee representatives” does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

An individual considered by the Employer to be an independent contractor who is later determined by the Internal Revenue Service to be an Employee.

However, to the extent an Employee becomes an Employee as a result of a Code Section 410(b)(6)(C) transaction, that Employee shall not be an Eligible Employee during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. This period is called the transition period. The transition period may end earlier if there is a significant change in the coverage under the Plan or if the Employer chooses to cover all similarly situated Employees as of an earlier date. A Code Section 410(b)(6)(C) transaction is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

Eligible Retirement Plan means an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, a traditional IRA, a Roth IRA for distributions after December 31, 2007, an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), or a qualified plan described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p).

If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a Designated Roth Account, an Eligible Retirement Plan with respect to such portion shall include only (i) another designated Roth account of the individual from whose Account the payments or distributions were made or (ii) a Roth IRA of such individual.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) any hardship distribution; (iv) any Permissible Withdrawal; and (v) any other distribution(s) that is reasonably expected to total less than $200 during a year. For purposes of the $200 rule, a distribution from a Designated Roth Account and a distribution from other accounts under the Plan shall be treated as made under separate plans.

Any portion of a distribution that consists of after-tax employee contributions that are not includible in gross income may be transferred only to (i) a traditional individual retirement account or annuity described in Code Section 408(a) or (b) (a “traditional IRA"); (ii) a Roth individual retirement account or annuity described in Code Section 408A (a “Roth IRA”) for distributions after December 31, 2007; or (iii) a qualified plan or an annuity contract described in Code Section 401(a) and 403(b), respectively, that agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Employee means an individual who is employed by the Employer or any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m), or (o). A Controlled Group member is required to be aggregated with the Employer.

Beginning January 1, 2009, the term Employee shall include any individual receiving Differential Wage

Payments.

The term Employee shall include any Self-employed Individual treated as an employee of any employer described in the preceding paragraphs as provided in Code Section 401(c)(1). The term Employee shall also include any Leased Employee deemed to be an employee of any employer described in the preceding paragraphs as provided in Code Section 414(n) or (o).

An independent contractor is not an Employee. If the Internal Revenue Service determines that an individual who the Employer considered to be an independent contractor is an Employee, such individual shall be an Employee as of the reclassification date.

Employer means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III, the Primary Employer or an Adopting Employer who has adopted this Plan as a separate plan. This will also include any successor corporation, trade or business which will, by written agreement, assume the obligations of this Plan or any Predecessor Employer that maintained this Plan.

Employer Contributions means Elective Deferral Contributions, Matching Contributions, Qualified Nonelective Contributions, QACA Nonelective Contributions, Additional Contributions, Wage Rate Contributions, and Discretionary Contributions as set out in Article III and contributions made by the Employer in accordance with the provisions of the MODIFICATION OF CONTRIBUTIONS SECTION of Article XI, unless the context clearly indicates only specific contributions are meant.

Employer Group means each separate group of entities which consist of the Primary Employer and all Adopting Employers that are members of the same Controlled Group as the Primary Employer or consist of an Adopting Employer that is not a member of the same Controlled Group as the Primary Employer and all other Adopting Employers who are members of the same Controlled Group as such Adopting Employer. If more than one Employer Group adopts this Plan, the Plan shall be a multiple employer plan as described in Code Section 413(c).

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Employment Commencement Date means the date an Employee first performs an Hour of Service.

Entry Date means the date an Employee first enters the Plan as an Active Participant for purposes of specified Contributions in the ACTIVE PARTICIPANT SECTION of Article II.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Fiscal Year means the Primary Employer’s taxable year. The last day of the Fiscal Year is December 31.

Forfeiture means the part, if any, of a Participant's Account that is forfeited. See the FORFEITURES SECTION of Article III.

Forfeiture Date means the date on which a Forfeiture occurs.

Forfeiture Date is the date the Participant incurs five consecutive Vesting Breaks in Service.

Highly Compensated Employee means any Employee who:

(a)	was a 5-percent owner at any time during the year or the preceding year, or

(b)

for the preceding year had compensation from the Employer in excess of $80,000 and was in the top-paid group (top 20% of employees based on compensation) for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

For this purpose the applicable year of the plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.

In determining who is a Highly Compensated Employee, the Employer makes a top-paid group election. The effect of this election is that an Employee (who is not a 5-percent owner at any time during the determination year or the look-back year) with compensation in excess of $80,000 (as adjusted) for the look-back year is a Highly Compensated Employee only if the Employee was in the top paid group for the look-back year.

The election(s) once made, apply for all subsequent years unless changed by the Employer. The election(s) must apply consistently to the determination years of all plans maintained by the Employer which reference the highly compensated employee definition in Code Section 414(q), except as provided in Internal Revenue Service Notice 97-45 (or superseding guidance).

The determination of who is a highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Internal Revenue Service Notice 97-45.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the compensation that is considered, and the identity of the 5-percent owners, shall be made in accordance with Code Section 414(q) and the regulations thereunder.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

For purposes of this definition, the above references to compensation shall mean Compensation as defined in the CONTRIBUTION LIMITATION SECTION of Article III.

Hour of Service means, for the elapsed time method of crediting service in this Plan, each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer. Hour of Service means, for the hours method of crediting service in this Plan, the following:

(a)	Each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer during the applicable computation period.

(b)

Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time in which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding provisions of this subparagraph (b), no credit will be given to the Employee:

(1)

for more than 501 Hours of Service under this subparagraph (b) on account of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single computation period); or

(2)

for an Hour of Service for which the Employee is directly or indirectly paid, or entitled to payment, on account of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's or workmen's compensation, or unemployment compensation, or disability insurance laws; or

(3)	for an Hour of Service for a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

For purposes of this subparagraph (b), a payment shall be deemed to be made by, or due from the Employer, regardless of whether such payment is made by, or due from the Employer, directly or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

(c)

Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under subparagraph (a) or subparagraph (b) above (as the case may be) and under this subparagraph (c). Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subparagraph (b) above will be subject to the limitations set forth in that subparagraph.

The crediting of Hours of Service above shall be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 (including any interpretations or opinions implementing such rules); which rules, by this reference, are specifically incorporated in full within this Plan. The reference to paragraph (b) applies to the special rule for determining Hours of Service for reasons other than the performance of duties such as payments calculated (or not calculated) on the basis of units of time and the rule against double credit. The reference to paragraph (c) applies to the crediting of Hours of Service to computation periods.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Hours of Service shall be credited for employment with any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m), or (o) and the regulations thereunder for purposes of eligibility and vesting. Hours of Service shall also be credited for any individual who is considered an employee for purposes of this Plan pursuant to Code Section 414(n) or (o) and the regulations thereunder.

Solely for purposes of determining whether a one-year break in service has occurred for vesting purposes, during a Parental Absence an Employee shall be credited with the Hours of Service which would otherwise have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period; or in all other cases, in the following computation period.

Inactive Participant means a former Active Participant who has an Account. See the INACTIVE PARTICIPANT SECTION of Article II.

In-plan Roth Rollover means the irrevocable rollover of all or any portion of a Participant’s Vested Account (other than a Designated Roth Account) to a Designated Roth Account under the Plan. The rollover shall be subject to the provisions of the IN-PLAN ROTH ROLLOVERS SECTION of Article III, and made in accordance with Code Section 402A(c)(4) and any subsequent guidance.

Insurance Policy means the life insurance policy or policies issued to the Trustee by the Insurer as provided in Article IV.

Insurer means Principal Life Insurance Company or the insurance company or companies named by (i) the Primary Employer or (ii) the Trustee in its discretion or as directed under the Trust Agreement.

Integration Level means the point in an integrated allocation formula at which the percentage of Compensation used to determine the allocation of the Discretionary Contribution increases.

Investment Fund means the total of Plan assets, excluding the cash value of any Insurance Policy and the guaranteed benefit policy portion of any Annuity Contract. All or a portion of these assets may be held under, or invested pursuant to, the terms of a Trust Agreement.

The Investment Fund shall be valued at current fair market value as of the Valuation Date. The valuation shall take into consideration investment earnings credited, expenses charged, payments made, and changes in the values of the assets held in the Investment Fund.

The Investment Fund shall be allocated at all times to Participants, except as otherwise expressly provided in the Plan. The Account of a Participant shall be credited with its share of the gains and losses of the Investment Fund. The part of a Participant’s Account invested in a funding arrangement that establishes one or more accounts or investment vehicles for such Participant thereunder shall be credited with the gain or loss from such accounts or investment vehicles. The part of a Participant’s Account invested in other funding arrangements shall be credited with a proportionate share of the gain or loss of such investments. The share shall be determined by multiplying the gain or loss of the investment by the ratio of the part of the Participant’s Account invested in such funding arrangement to the total of the Investment Fund invested in such funding arrangement.

Investment Manager means any fiduciary (other than a Trustee or Named Fiduciary)

(a)	who has the power to manage, acquire, or dispose of any assets of the Plan;

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

(b)

who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is not registered as an investment adviser under such Act by reason of paragraph (1) of section 203A(a) of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor; (iii) is a bank, as defined in that Act; or (iv) is an insurance company qualified to perform services described in subparagraph (a) above under the laws of more than one state; and

(c)	who has acknowledged in writing being a fiduciary with respect to the Plan.

Late Retirement Date means any day that is after a Participant's Normal Retirement Date and on which retirement benefits begin. If a Participant continues to work for the Employer after his Normal Retirement Date, his Late Retirement Date shall be the day he has a Severance from Employment. A later Retirement Date (after a Severance from Employment) may apply if the Participant so elects. See the WHEN BENEFITS START SECTION of Article V. In modification of the foregoing, a Participant may elect to begin his retirement benefits before he has a Severance from Employment.

Leased Employee means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided by the leasing organization to a Leased Employee, which are attributable to service performed for the recipient employer, shall be treated as provided by the recipient employer.

A Leased Employee shall not be considered an employee of the recipient if:

(a)

such employee is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), (ii) immediate participation, and (iii) full and immediate vesting, and

(b)	Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force.

Loan Administrator means the person(s) or position(s) authorized to administer the Participant loan program.

The Loan Administrator(s) is/are the Director of Human Resources.

Mandatory Distribution means a distribution to a Participant that is made without the Participant’s consent and is made to the Participant before he attains the older of age 62 or his Normal Retirement Age.

Matching Contributions means Employer Contributions that are contingent on a Participant’s Elective Deferral Contributions. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Maximum Integration Rate means the amount determined according to the following schedule:

INTEGRATION LEVEL	MAXIMUM INTEGRATION RATE

100% of TWB	5.7%

Less than 100%, but more than 80% of TWB	5.4%

More than 20% of TWB, but not more than 80% of TWB	4.3%

Not more than 20% of TWB	5.7%

"TWB" as used in this definition means the Taxable Wage Base as in effect on the latest Yearly Date.

On any date the portion of the rate of tax under Code Section 3111(a) (in effect on the latest Yearly Date) that is attributable to old age insurance exceeds 5.7%, such rate shall be substituted for 5.7%. 5.4% and 4.3% shall be increased proportionately.

Monthly Date means each Yearly Date and the same day of each following month during the Plan Year beginning on such Yearly Date.

Named Fiduciary means the person or persons who have authority to control and manage the operation and administration of the Plan.

The Named Fiduciary is the Primary Employer.

Named Fiduciary for Contributions means the Named Fiduciary responsible for collecting Contributions pursuant to the ADMINISTRATION SECTION of Article IX.

Net Profits means the Employer’s current or accumulated net earnings, determined according to generally accepted accounting practices, before any Contributions made by the Employer under this Plan and before any deduction for Federal or state income tax, dividends on the Employer’s stock, and capital gains or losses. If the Employer is a nonprofit organization under Code Section 501(c)(3), Net Profits means excess revenues (excess of receipts over expenditures).

Nonhighly Compensated Employee means an Employee of the Employer who is not a Highly

Compensated Employee.

Nonvested Account means the excess, if any, of a Participant's Account over his Vested Account.

Normal Form means a single life annuity with installment refund.

Normal Retirement Age means the age at which the Participant's Account becomes nonforfeitable if he is an Employee. A Participant's Normal Retirement Age is 65.

Normal Retirement Date means the date the Participant reaches his Normal Retirement Age. Unless otherwise provided in this Plan, a Participant's retirement benefits shall begin on his Normal Retirement Date if he has had a Severance from Employment on such date. However, retirement benefits shall not begin before the older of age 62 or his Normal Retirement Age, unless the qualified election procedures of the ELECTION PROCEDURES SECTION of Article VI are met. Even if the Participant is an Employee on his Normal Retirement Date, he may choose to have his retirement benefit begin on such date.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Owner-employee means a Self-employed Individual who, in the case of a sole proprietorship, owns the entire interest in the unincorporated trade or business for which this Plan is established. If this Plan is established for a partnership, an Owner-employee means a Self-employed Individual who owns more than 10 percent of either the capital interest or profits interest in such partnership.

Parental Absence means an Employee's absence from work:

(a)	by reason of pregnancy of the Employee,

(b)	by reason of birth of a child of the Employee,

(c)	by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or

(d)	for purposes of caring for such child for a period beginning immediately following such birth or placement.

Participant means either an Active Participant or an Inactive Participant.

Participant Contributions means Voluntary Contributions as set out in Article III.

Period of Military Duty means, for an Employee

(a)	who served as a member of the armed forces of the United States, and

(b)	who was reemployed by the Employer at a time when the Employee had a right to reemployment in accordance with seniority rights as protected under Chapter 43 of Title 38 of the U.S. Code,

the period of time from the date the Employee was first absent from active work for the Employer because of such military duty to the date the Employee was reemployed.

Period of Service means a period of time beginning on an Employee's Employment Commencement Date and ending on his Severance Date.

Period of Severance means a period of time beginning on an Employee's Severance Date and ending on the date he again performs an Hour of Service.

A one-year Period of Severance means a Period of Severance of 12 consecutive months.

Solely for purposes of determining whether a one-year Period of Severance has occurred for eligibility or vesting purposes, the consecutive 12-month period beginning on the first anniversary of the first date of a Parental Absence shall not be a one-year Period of Severance.

Permissible Withdrawal means a withdrawal that meets the requirements in the ELIGIBLE AUTOMATIC CONTRIBUTION ARRANGEMENT (EACA) PROVISIONS SECTION or the QUALIFIED AUTOMATIC CONTRIBUTION ARRANGEMENT (QACA) SAFE HARBOR PROVISIONS SECTION of Article III.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Plan means the 401(k) plan of the Employer set forth in this document, including any later amendments to it. If a Trust Agreement has been set up, the term Plan shall also include the Trust Agreement, unless the context clearly indicates otherwise.

Plan Administrator means the person or persons who administer the Plan. The Plan Administrator is the Primary Employer.

Plan Fund means the total of the Investment Fund, the guaranteed benefit policy portion of any Annuity Contract, and the cash value of any Insurance Policy. The Investment Fund shall be valued as stated in its definition. The guaranteed benefit policy portion of any Annuity Contract shall be determined in accordance with the terms of the Annuity Contract and, to the extent that such Annuity Contract allocates contract values to Participants, allocated to Participants in accordance with its terms. The cash value of any Insurance Policy shall be stated in such policy. The total value of all amounts held under the Plan Fund shall equal the value of the aggregate Participants’ Accounts under the Plan.

Plan Participation means the period of time during which a Participant has been an Active Participant since his earliest Entry Date.

Plan Year means a consecutive 12-month period beginning on a Yearly Date and ending on the day before the next Yearly Date. If the Yearly Date changes, the change will result in a short Plan Year.

Plan-year Quarter means a period beginning on a Quarterly Date and ending on the day before the next Quarterly Date.

Practitioner means Principal Life Insurance Company.

Predecessor Employer means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III, a firm of which the Employer was once a part (e.g., due to a spin-off or change of corporate status) or a firm absorbed by the Employer because of a merger or acquisition (stock or asset, including a division or an operation of such company).

Flag - Thomaston Office is also a Predecessor Employer.

Pre-tax Elective Deferral Contributions means a Participant’s Elective Deferral Contributions that are not includible in the Participant’s gross income at the time deferred.

Prevailing Rate Schedule means a schedule that is published by the United States Department of Labor or any State Department of Labor, indicating the minimum hourly rate for wages and fringe benefits (including, but not limited to, pension benefits) which must be paid to the employees of an employer working on particular jobs financed or contracted by the United States of America or any State, County, Municipality, or other governmental entity.

Primary Beneficiary means an individual who is named as a Beneficiary under the Plan and has an unconditional right to all or a portion of the Participant’s Account balance under the Plan upon the death of the Participant.

Primary Employer means Colony Bankcorp, Inc..

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Prior Employer means an Employee’s last employer immediately prior to the Employer that is not a Predecessor Employer or a Controlled Group member.

QACA Matching Contributions means Matching Contributions made under a qualified automatic contribution arrangement and that are distributable only in accordance with the distribution provisions applicable to Elective Deferral Contributions, to the extent QACA Matching Contributions can be distributed under such distribution provision.

QACA Nonelective Contributions means Employer Contributions made under a qualified automatic contribution arrangement and that are distributable only in accordance with the distribution provisions applicable to Elective Deferral Contributions, to the extent QACA Nonelective Contributions can be distributed under such distribution provision.

Qualified Joint and Survivor Annuity means, for a Participant who has a spouse, an immediate survivorship life annuity with installment refund, where the survivorship percentage is 50% and the Contingent Annuitant is the Participant's spouse. A former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

The amount of benefit payable under the Qualified Joint and Survivor Annuity shall be the amount of benefit that may be provided by the Participant's Vested Account.

Qualified Matching Contributions means Matching Contributions that are 100% vested when made to the Plan and that are distributable only in accordance with the distribution provisions applicable to Elective Deferral Contributions, to the extent Qualified Matching Contributions can be distributed under such distribution provision.

Qualified Military Service means any service in the uniformed services (as defined in Chapter 43 of Title 38 of the U.S. Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

Qualified Nonelective Contributions means Employer Contributions (other than Elective Deferral Contributions and Qualified Matching Contributions) that are 100% vested when made to the Plan and that are distributable only in accordance with the distribution provisions applicable to Elective Deferral Contributions, to the extent Qualified Nonelective Contributions can be distributed under such distribution provision.

Qualified Preretirement Survivor Annuity means a single life annuity with installment refund payable to the surviving spouse of a Participant who dies before his Annuity Starting Date. A former spouse will be treated as the surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

Qualified Reservist Distribution means any distribution to an individual if: (i) such distribution is from an individual retirement plan, or from amounts attributable to employer contributions made pursuant to elective deferrals described in Code Section 402(g)(3)(A) or (C) or Code Section 501(c)(18)(D)(iii); (ii) such individual was (by reason of being a member of a reserve component (as defined in Section 101 of Title 37 of the U.S. Code)) ordered or called to active duty after September 11, 2001, for a period in excess of 179 days or for an indefinite period; and (iii) such distribution is made during the period beginning on the date of such order or call and ending at the close of the active duty period.

Qualifying Employer Securities means any security which is issued by the Employer or any Controlled Group member and which meets the requirements of Code Section 409(l) and ERISA Section 407(d)(5).

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

This shall also include any securities that satisfied the requirements of the definition when these securities were assigned to the Plan.

Qualifying Employer Securities Fund means that part of the assets of the Trust Fund that are designated to be held primarily or exclusively in Qualifying Employer Securities for the purpose of providing benefits for Participants.

Quarterly Date means each Yearly Date and the third, sixth, and ninth Monthly Date after each Yearly Date that is within the same Plan Year.

Reemployment Commencement Date means, for purposes of determining a Vesting Computation Period, the date an Employee first performs an Hour of Service following a Vesting Break in Service. For all other purposes, Reemployment Commencement Date means the date an Employee first performs an Hour of Service following a Severance from Employment.

Reentry Date means the date a former Active Participant reenters the Plan. See the ACTIVE PARTICIPANT SECTION of Article II.

Retirement Date means the date a retirement benefit will begin and is a Participant's Early, Normal, or Late Retirement Date, as the case may be.

Rollover Contributions means an amount distributed to an Employee that can be transferred directly or indirectly to this Plan from another Eligible Retirement Plan.

Roth Elective Deferral Contributions means a Participant’s Elective Deferral Contributions that are not excludible from the Participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Deferral Contributions by the Participant in his Elective Deferral Agreement. Whether an Elective Deferral Contribution is not excludible from a Participant’s gross income will be determined in accordance with section 1.401(k)-1(f)(2) of the regulations. In the case of a Self-employed Individual, an Elective Deferral Contribution is not excludible from gross income only if the individual does not claim a deduction for such amount.

Self-Directed Brokerage Account means that portion of a Participant’s Account that is invested at the Participant’s direction in the Principal Self-Directed Brokerage AccountSM.

Self-employed Individual means, with respect to any taxable year, an individual who has Earned Income for the taxable year (or who would have Earned Income but for the fact the trade or business for which this Plan is established did not have net profits for such taxable year).

Semi-yearly Date means each Yearly Date and the sixth Monthly Date after each Yearly Date that is within the same Plan Year.

Severance Date means the earlier of:

(a)	the date on which an Employee quits, retires, dies, or is discharged, or

(b)

the first anniversary of the date an Employee begins a one-year absence from service (with or without pay). This absence may be the result of any combination of vacation, holiday, sickness, disability, leave of absence, or layoff.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Solely to determine whether a one-year Period of Severance has occurred for eligibility or vesting purposes for an Employee who is absent from service beyond the first anniversary of the first day of a Parental Absence, Severance Date is the second anniversary of the first day of the Parental Absence. The period between the first and second anniversaries of the first day of the Parental Absence is not a Period of Service and is not a Period of Severance.

Severance from Employment means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III, an Employee has ceased to be an Employee. An Employee does not have a Severance from Employment if, in connection with a change of employment, the Employee’s new employer maintains such Plan with respect to the Employee.

Significant Corporate Event means any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed in regulations under Code Section 409(e)(3).

Taxable Wage Base means the contribution and benefit base under section 230 of the Social Security Act.

Totally and Permanently Disabled means that a Participant is disabled, as a result of sickness or injury, to the extent that he is prevented from engaging in any substantial gainful activity, and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act.

Trust Agreement means an agreement of trust between the Primary Employer and Trustee established for the purpose of holding and distributing the Trust Fund under the provisions of the Plan. The Trust Agreement may provide for the investment of all or any portion of the Trust Fund in the Annuity Contract and any Insurance Policy or any other investment arrangement.

Trust Fund means the total funds held under the Trust Agreement. The term Trust Fund when used within a Trust Agreement shall mean only the funds held under that Trust Agreement.

Trustee means the party or parties named in the Trust Agreement.

Valuation Date means the date on which the value of the assets of the Investment Fund is determined. The value of each Account that is maintained under this Plan shall be determined on the Valuation Date. In each Plan Year, the Valuation Date shall be the last day of the Plan Year. At the discretion of the Plan Administrator, Trustee, or Insurer (whichever applies) and in a nondiscriminatory manner, assets of the Investment Fund may be valued more frequently. These dates shall also be Valuation Dates.

Vested Account means the vested part of a Participant's Account. The Participant's Vested Account is determined as follows.

If the Participant's Vesting Percentage for all Employer Contributions is 100%, his Vested Account equals his Account.

If the Participant's Vesting Percentage for all Employer Contributions is not 100%, his Vested Account equals the sum of (a) and (b) below:

(a)	The part of the Participant's Account resulting from Employer Contributions made before a prior Forfeiture Date and all other Contributions that were 100% vested when made.

(b)

The balance of the Participant's Account in excess of the amount in (a) above multiplied by his Vesting Percentage. If his Vesting Percentages that apply to such Employer Contributions are not equal, the balance of his Account resulting from all types of Employer Contributions subject to the same Vesting Percentages shall be multiplied by the applicable Vesting Percentages and each product added together to determine this amount.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

If the Participant has withdrawn any part of his Account resulting from Employer Contributions, other than the vested Employer Contributions included in (a) above, and his Vesting Percentage with respect to such Contributions is less than 100%, the amount determined under this subparagraph (b) shall be equal to P(AB + D) - D as defined below:

P	The Participant's Vesting Percentage.

AB	The balance of the Participant's Account in excess of the amount in (a) above.

D	The amount of the withdrawal resulting from Employer Contributions, other than the vested Employer Contributions included in (a) above.

If the amount determined in this (b) is determined using different Vesting Percentages, this formula shall apply separately to the calculation done for the balance of his Account resulting from all types of Employer Contributions subject to the same Vesting Percentage, including only the balance of his Account in excess of the amount in (a) above resulting from Employer Contributions subject to the same Vesting Percentage and the amount of the withdrawal resulting from such Employer Contributions. This calculation is not required if the Vesting Percentage is 100%.

Vesting Break in Service means the period defined for purposes of determining when a break in service has occurred.

Vesting Break in Service is a Vesting Computation Period in which an Employee is credited with 500 or fewer Hours of Service. An Employee incurs a Vesting Break in Service on the last day of a Vesting Computation Period in which he has a Vesting Break in Service.

Vesting Computation Period means the 12-month period used to determine the hours for purposes of

Vesting Service.

The Vesting Computation Period is a consecutive 12-month period ending on the last day of each Plan Year, including corresponding consecutive 12-month periods before the effective date of the Plan.

Vesting Percentage means the percentage used to determine the nonforfeitable portion of a Participant's Account attributable to Employer Contributions that were not 100% vested when made.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

A Participant's Vesting Percentage is shown in the following schedule opposite the number of whole years of his Vesting Service.

VESTING SERVICE (whole years)	VESTING PERCENTAGE

Less than 2	0
2	20
3	40
4	60
5	80
6 or more	100

The Vesting Percentage for a Participant who is an Employee on or after the date he reaches Normal Retirement Age or Early Retirement Age shall be 100%. The Vesting Percentage for a Participant who is an Employee on the date he dies or the date he becomes disabled shall be 100%. The Vesting Percentage for a Participant who dies or becomes disabled while performing Qualified Military Service shall be 100%. For purposes of this paragraph, disabled means the disability is subsequently determined to meet the definition of Totally and Permanently Disabled.

The schedule(s) used to determine a Participant's Vesting Percentage shall provide a percentage of nonforfeitable rights which is not less than the percentage that would have been provided under one of the options under Code Section 411(a)(2).

If the schedule used to determine a Participant's Vesting Percentage is changed, the new schedule shall not apply to a Participant unless he is credited with an Hour of Service on or after the date of the change and the Participant's nonforfeitable percentage on the day before the date of the change is not reduced under this Plan. The provisions of the AMENDMENTS SECTION of Article X regarding changes in the computation of the Vesting Percentage shall apply.

Vesting Service means a period of service used to determine a Participant's Vesting Percentage.

Vesting Service is one year of service for each Vesting Computation Period in which an Employee is credited with at least 1,000 Hours of Service.

Period of Military Duty included:

A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited. For purposes of crediting Hours of Service during the Period of Military Duty, an Hour of Service shall be credited (without regard to the 501 Hour of Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Controlled Group service included:

An Employee's service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer. However, Vesting Service is modified as follows:

Service with a Predecessor Employer that did not maintain this Plan included:

An Employee's service with a Predecessor Employer that did not maintain this Plan shall be included as service with the Employer. The crediting of such service shall be determined on a reasonably uniform basis for all similarly situated Employees based on all relevant facts and circumstances so as not to discriminate in favor of Highly Compensated Employees.

Voluntary Contributions means contributions by a Participant that are 100% vested when made to the Plan and are not required as a condition of employment or participation, or for obtaining additional Employer Contributions. Voluntary Contributions, and earnings thereon, shall be 100% vested and nonforfeitable at all times. See the VOLUNTARY CONTRIBUTIONS BY PARTICIPANTS SECTION of Article III.

Wage Rate Contributions means Employer Contributions based on the applicable Prevailing Rate Schedule. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

Yearly Date means April 1, 2002, and each following January 1.

Years of Service means an Employee's Vesting Service disregarding any modifications that exclude service.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

ARTICLE II

PARTICIPATION

SECTION 2.01--ACTIVE PARTICIPANT.

(a)

For purposes of Elective Deferral Contributions, an Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest Monthly Date on which he is an Eligible Employee and has met the eligibility requirement(s) set forth below. This date is his Entry Date for purposes of Elective Deferral Contributions.

•         He has completed 30 days of Eligibility Service before his Entry Date.

For purposes of Matching Contributions, an Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest Monthly Date on which he is an Eligible Employee and has met the eligibility requirement(s) set forth below. This date is his Entry Date for purposes of Matching Contributions.

•         He has completed 30 days of Eligibility Service before his Entry Date.

•         He is age 21 or older.

For purposes of Contributions other than Elective Deferral Contributions and Matching Contributions, an Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest Monthly Date on which he is an Eligible Employee and has met the eligibility requirement(s) set forth below. This date is his Entry Date for purposes of such Contributions.

•         He has completed one year of Eligibility Service before his Entry Date.

•         He is age 21 or older.

(b)

If the Plan’s eligibility requirements are changed, an Employee who was an Active Participant immediately prior to the effective date of the change is deemed to satisfy the new requirements and his Entry Date shall not change.

(c)

Each Employee who was an Active Participant on the day before the effective date of a restatement of the Plan (as determined in the Introduction) shall continue to be an Active Participant if he is still an Eligible Employee on such restatement effective date and his Entry Date shall not change.

(d)

If service with a Predecessor Employer or Prior Employer is counted for purposes of Eligibility Service, an Employee shall be credited with such service on the date he becomes an Employee and shall become an Active Participant for purposes of specified Contributions which have an Eligibility Service requirement on the earliest Entry Date for such Contributions on which he is an Eligible Employee and has met all of the eligibility requirements for such Contributions above. This date is his Entry Date for such Contributions.

(e)

If a person has been an Eligible Employee who has met all of the eligibility requirements for purposes of specified Contributions which have any such requirements, but is not an Eligible Employee on the date that would have been his Entry Date for such Contributions, he shall become an Active Participant for purposes of such Contributions on the date he again becomes an Eligible Employee. This date is his Entry Date for such Contributions.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

(f)

In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, he shall become an Active Participant for purposes of specified Contributions immediately if he has satisfied the eligibility requirements for such Contributions and would have otherwise previously become an Active Participant had he met the definition of Eligible Employee. This date is his Entry Date for such Contributions.

(g)

An Inactive Participant shall again become an Active Participant (resume active participation in the Plan) for purposes of the Contributions for which he previously had an Entry Date on the date he again performs an Hour of Service as an Eligible Employee. This date is his Reentry Date for such Contributions.

Upon again becoming an Active Participant, he shall cease to be an Inactive Participant.

(h)

A former Participant shall again become an Active Participant (resume active participation in the Plan) for purposes of the Contributions for which he previously had an Entry Date on the date he again performs an Hour of Service as an Eligible Employee. This date is his Reentry Date for such Contributions.

(i)

A Participant’s earliest Entry Date shall be used to determine if he is an Active Participant for purposes of any minimum contribution or allocation under the MODIFICATION OF CONTRIBUTIONS SECTION of Article XI.

SECTION 2.02--INACTIVE PARTICIPANT.

An Active Participant shall become an Inactive Participant on the earlier of the following:

(a)	the date the Participant ceases to be an Eligible Employee, or

(b)	the effective date of complete termination of the Plan under Article VIII.

An Employee or former Employee who was an Inactive Participant on the day before the effective date of the restatement or amendment (as determined in the Introduction) shall continue to be an Inactive Participant on the effective date of such restatement or amendment. Eligibility for any benefits payable to the Participant or on his behalf and the amount of the benefits shall be determined according to the provisions of the prior document, unless otherwise stated in this document or any subsequent documents.

SECTION 2.03--CESSATION OF PARTICIPATION.

A Participant shall cease to be a Participant on the date he is no longer an Eligible Employee and his

Account is zero.

SECTION 2.04--ADOPTING EMPLOYERS - SEPARATE PLANS.

No other employer has adopted this Plan as a separate plan.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

SECTION 2.05--ADOPTING EMPLOYERS - SINGLE PLAN.

Each of the Controlled Group members listed below is an Adopting Employer. Each Adopting Employer listed below participates with the Employer in this Plan. An Adopting Employer's agreement to participate in this Plan shall be in writing.

The Employer has the right to amend the Plan. An Adopting Employer does not have the right to amend the Plan.

If the Adopting Employer did not maintain its plan before its date of adoption specified below, its date of adoption shall be the Entry Date for any of its Employees who have met the requirements in the ACTIVE PARTICIPANT SECTION of this article as of that date. Service with and Compensation from an Adopting Employer shall be included as service with and Compensation from the Employer. Transfer of employment, without interruption, between an Adopting Employer and another Adopting Employer or the Employer shall not be considered an interruption of service.

The Primary Employer’s Fiscal Year defined in the DEFINITIONS SECTION of Article I shall be the Fiscal Year used in interpreting this Plan for Adopting Employers.

Contributions made by an Adopting Employer shall be treated as Contributions made by the Employer. Forfeitures arising from those Contributions shall be used for the benefit of all Participants.

An employer shall not be an Adopting Employer if it ceases to be a Controlled Group member. Such an employer may continue a retirement plan for its Employees in the form of a separate document. This Plan shall be amended to delete a former Adopting Employer from the list below.

If (i) an employer ceases to be an Adopting Employer or the Plan is amended to delete an Adopting Employer and (ii) the Adopting Employer does not continue a retirement plan for the benefit of its Employees, partial termination may result and the provisions of Article VIII shall apply.

ADOPTING EMPLOYERS

NAME	DATE OF ADOPTION

Colony Bank	April 1, 2002

SECTION 2.06--ADOPTING EMPLOYERS - MULTIPLE EMPLOYER PLAN.

No other employer has adopted this Plan as a multiple employer plan.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

ARTICLE III

CONTRIBUTIONS

SECTION 3.01--EMPLOYER CONTRIBUTIONS.

Employer Contributions are conditioned on initial qualification of the Plan. If the Plan is denied initial qualification, the provisions of the QUALIFICATION OF PLAN SECTION of Article X shall apply.

Employer Contributions shall be made without regard to Net Profits. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit sharing plan for purposes of Code Sections 401(a), 402, 412, and 417. Such Contributions shall be equal to the Employer Contributions as described below:

(a)

The amount of each Elective Deferral Contribution for a Participant shall be equal to a portion of Compensation as specified in an Elective Deferral Agreement. Such Elective Deferral Contribution shall not be made before the later of (i) the adoption or effective date of the cash or deferred arrangement (CODA) or (ii) the date the Participant signs the Elective Deferral Agreement. An Employee who is eligible to participate in the Plan for purposes of Elective Deferral Contributions may file an Elective Deferral Agreement with the Employer. The Participant shall modify or terminate an Elective Deferral Agreement by filing a new Elective Deferral Agreement. An Elective Deferral Agreement shall remain in effect until modified or terminated by the Participant. An Elective Deferral Agreement may also be terminated according to the terms of an automatic contribution arrangement.

An Elective Deferral Agreement to start or modify Elective Deferral Contributions shall be effective as soon as administratively feasible on or after the Participant’s Entry Date (Reentry Date, if applicable) or any following date. An Elective Deferral Agreement must be entered into on or before the date it is effective.

An Elective Deferral Agreement to stop Elective Deferral Contributions may be entered into on any date. Such Elective Deferral Agreement shall be effective as soon as administratively feasible following the date on which the Elective Deferral Agreement is entered into.

Elective Deferral Contributions made pursuant to an Elective Deferral Agreement or the terms of an automatic contribution arrangement shall not be made earlier than the date (i) the Participant performs the services that relate to such Elective Deferral Contributions or (ii) the Compensation used to calculate such Elective Deferral Contributions would be payable to the Participant if not contributed to the Plan.

A Participant who is age 50 or older by the end of the taxable year shall be eligible to make Catch-up Contributions.

A Participant may elect to designate all or any portion of his future Elective Deferral Contributions as Roth Elective Deferral Contributions.

The Plan provides for an automatic election to have Elective Deferral Contributions made. The automatic Elective Deferral Contribution shall be Pre-tax Elective Deferral Contributions and shall be 3% of Compensation. The automatic Elective Deferral Contribution shall be automatically increased as soon as administratively feasible on or after each March 1 by 1% up to a maximum automatic Elective Deferral Contribution of 10%. The Participant may affirmatively elect a different percentage or elect not to make Elective Deferral Contributions, and may elect to designate all or any portion of his Elective Deferral Contributions as Roth Elective Deferral Contributions, if Roth Elective Deferral Contributions are allowed.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

The automatic election shall apply when a Participant first becomes eligible to make Elective Deferral Contributions (or again becomes eligible after a period during which he was not an Active Participant).

An amendment that increases the amount of the automatic Elective Deferral Contribution shall apply to Participants as follows. The higher automatic deferral percentage shall apply to Participants at the time they enter or reenter the Plan on or after the effective date of such amendment.

An amendment that decreases the amount of the automatic Elective Deferral Contribution shall only apply to Participants at the time they enter or reenter the Plan on or after the effective date of such amendment. The lower automatic deferral percentage shall not apply to Participants who were already automatically enrolled as of the effective date of such amendment.

The Participant shall be provided a notice that explains the automatic election and his right to elect a different rate of Elective Deferral Contributions or to elect not to make Elective Deferral Contributions, and his right to designate all or any portion of his Elective Deferral Contributions as Roth Elective Deferral Contributions, if Roth Elective Deferral Contributions are allowed. The notice shall include the procedure for exercising those rights and the timing for implementing any such elections. The Participant shall be given a reasonable period thereafter to elect a different rate of Elective Deferral Contributions or to elect not to make Elective Deferral Contributions, and to designate all or any portion of his Elective Deferral Contributions as Roth Elective Deferral Contributions, if allowed.

Each Active Participant affected by the automatic election and automatic increase (if applicable) shall be provided an annual notice that explains the automatic election and his right to elect a different rate of Elective Deferral Contributions or to elect not to make Elective Deferral Contributions, and his right to designate all or any portion of his Elective Deferral Contributions as Roth Elective Deferral Contributions, if allowed. The notice shall include the procedure for exercising those rights and the timing for implementing any such elections.

No Participant shall be permitted to have Elective Deferral Contributions, as defined in the EXCESS AMOUNTS SECTION of this article, made under this Plan, or any other plan, contract, or arrangement maintained by the Employer, during any calendar year, in excess of the dollar limitation contained in Code Section 402(g) in effect for the Participant’s taxable year beginning in such calendar year. The dollar limitation in the preceding sentence shall be increased by the dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year for any Participant who will be age 50 or older by the end of the taxable year.

The dollar limitation contained in Code Section 402(g) was $15,000 for taxable years beginning in 2006. After 2006, the $15,000 limit is adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 402(g)(4). Any such adjustments will be in multiples of $500.

Catch-up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch- up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year. The dollar limit on Catch- up Contributions under Code Section 414(v)(2)(B)(i) was $5,000 for taxable years beginning in 2006. After 2006, the $5,000 limit is adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 414(v)(2)(C). Any such adjustments will be in multiples of $500.

Elective Deferral Contributions are 100% vested and nonforfeitable.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

(b)

The Employer may make discretionary Matching Contributions. The percentage of Elective Deferral Contributions matched, if any, shall be a percentage as determined by the Employer. Any percentage(s) determined by the Employer shall apply to all eligible persons for the entire Plan Year.

Elective Deferral Contributions that are over a percentage of Compensation won’t be matched. The percentage shall be determined by the Employer.

Matching Contributions are calculated based on Elective Deferral Contributions and Compensation for the payroll period. Matching Contributions are made for all persons who were Active Participants at any time during that payroll period.

Elective Deferral Contributions that are Catch-up Contributions shall not be matched. Matching Contributions are subject to the Vesting Percentage.

(c)

The Employer may make discretionary Qualified Nonelective Contributions for each Plan Year in an amount determined by the Employer to be used to reduce Excess Aggregate Contributions and Excess Contributions, as defined in the EXCESS AMOUNTS SECTION of this article. If the Plan is treated as separate plans because it is mandatorily disaggregated under the regulations of Code Section 401(k), a separate Qualified Nonelective Contribution may be determined for each separate plan.

Qualified Nonelective Contributions are 100% vested when made.

(d)	QACA Nonelective Contributions are not permitted.

(e)	Additional Contributions are not permitted.

(f)	Wage Rate Contributions are not permitted.

(g)	Discretionary Contributions may be made for each Plan Year in an amount determined by the Employer.

Discretionary Contributions are subject to the Vesting Percentage.

Employer Contributions are allocated according to the provisions of the ALLOCATION SECTION of this article.

The Employer may make all or any portion of the Matching Contributions which are to be invested in

Qualifying Employer Securities, to the Trustee in the form of Qualifying Employer Securities.

The Employer may make all or a part of an annual Employer Contribution (Contributions that are calculated based on Annual Compensation or Compensation for the Plan Year) before the end of the Plan Year. Such Contributions that are made for or allocated to each person who was an Active Participant at any time during the Plan Year shall be allocated when made in a manner that approximates the allocation that would otherwise have been made as of the last day of the Plan Year. Succeeding allocations shall take into account amounts previously allocated for the Plan Year. The percentage of the Employer Contribution allocated to the Participant for the Plan Year shall be the same percentage that would have been allocated to him if the entire allocation had been made as of the last day of the Plan Year. Excess allocations shall be forfeited and reallocated as necessary to provide the percentage applicable to each Participant. Any other annual Employer Contributions made before the end of the Plan Year shall be held unallocated until the last day of the Plan Year. Then, as of the last day of the Plan Year, the advance Contributions (and earnings) shall be allocated according to the provisions of the ALLOCATION SECTION of this article.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

A portion of the Plan assets resulting from Employer Contributions (but not more than the original amount of those Contributions) may be returned if the Employer Contributions are made because of a mistake of fact or are more than the amount deductible under Code Section 404 (excluding any amount which is not deductible because the Plan is disqualified). The amount involved must be returned to the Employer within one year after the date the Employer Contributions are made by mistake of fact or the date the deduction is disallowed, whichever applies. Except as provided under this paragraph and in Articles VIII and X, the assets of the Plan shall never be used for the benefit of the Employer and are held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying reasonable expenses of administering the Plan.

SECTION 3.02--VOLUNTARY CONTRIBUTIONS BY PARTICIPANTS.

Voluntary Contributions are not permitted.

SECTION 3.03--ROLLOVER CONTRIBUTIONS.

A Rollover Contribution may be made by an Eligible Employee or Inactive Participant if the following conditions are met:

(a)	The Contribution is a Participant Rollover Contribution or a direct rollover of an Eligible Rollover Distribution from the types of plans and types of contributions specified below.

Direct Rollovers. The Plan will accept a direct rollover of an Eligible Rollover Distribution from:

A qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions and including any portion of a designated Roth account.

An annuity contract described in Code Section 403(b), including after-tax employee contributions and including any portion of a designated Roth account.

An eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, including any portion of a designated Roth account.

Participant Rollover Contributions from Other Plans. The Plan will accept a Participant contribution of an Eligible Rollover Distribution from:

A qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions and including distributions of a designated Roth account only to the extent such amount would otherwise be includible in a Participant’s gross income.

An annuity contract described in Code Section 403(b), excluding after-tax employee contributions and including distributions of a designated Roth account only to the extent such amount would otherwise be includible in a Participant’s gross income.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

An eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, including distributions of a designated Roth account only to the extent such amount would otherwise be includible in a Participant’s gross income.

Participant Rollover Contributions from IRAs. The Plan will accept a Participant Rollover Contribution of the portion of a distribution from an individual retirement account or individual retirement annuity described in Code Section 408(a) or (b) that is eligible to be rolled over and would otherwise be includible in the Participant's gross income.

(b)	The Contribution is of amounts that the Code permits to be transferred to a plan that meets the requirements of Code Section 401(a).

(c)

The Contribution is made in the form of a direct rollover under Code Section 401(a)(31) or is a rollover made under Code Section 402(c) or 408(d)(3)(A) within 60 days after an Eligible Employee or Inactive Participant receives the distribution.

(d)	In the case of an Inactive Participant, the Contribution must be of an amount distributed from another plan of the Employer or a plan of a Controlled Group member.

(e)

The Eligible Employee furnishes evidence satisfactory to the Plan Administrator that the proposed rollover meets conditions (a), (b), and (c) above. Such evidence must be reasonable and cannot effectively eliminate or substantially impair the Eligible Employee’s right to elect a direct rollover.

A Rollover Contribution shall be allowed in cash or in kind and must be made according to procedures set up by the Plan Administrator. The in-kind distribution must be of an allowable security under the Self-Directed Brokerage Account.

A Rollover Contribution may include a direct rollover of an outstanding loan balance that is not in default for a Participant impacted by a business event in accordance with nondiscriminatory procedures set up by the Loan Administrator. For this purpose, a business event means an acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

If the Eligible Employee is not an Active Participant when the Rollover Contribution is made, he shall be deemed to be an Active Participant only for the purpose of investment and distribution of the Rollover Contribution. Employer Contributions shall not be made for or allocated to the Eligible Employee and he may not make Participant Contributions until the time he meets all of the requirements to become an Active Participant.

Rollover Contributions made by an Eligible Employee or Inactive Participant shall be credited to his Account. The part of the Participant's Account resulting from Rollover Contributions is 100% vested and nonforfeitable at all times. Separate accounting records shall be maintained for those parts of his Rollover Contributions consisting of (i) voluntary contributions which were deducted from the Participant's gross income for Federal income tax purposes; (ii) after-tax employee contributions, including the portion that would not have been includible in the Participant’s gross income if the contributions were not rolled over into this Plan; and (iii) any portion of a designated Roth account, including the portion that would not have been includible in the Participant’s gross income if the contributions were not rolled over into this Plan.

SECTION 3.04--IN-PLAN ROTH ROLLOVERS.

In-plan Roth Rollovers are not permitted.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

SECTION 3.05--FORFEITURES.

The Nonvested Account of a Participant shall be forfeited as of the earlier of the following:

(a)	the date the record keeper is notified that the Participant died (if prior to such date he has had a Severance from Employment), or

(b)	the Participant’s Forfeiture Date.

A Participant’s Nonvested Account shall be forfeited before the earlier of (a) or (b) above if, after he has a Severance from Employment, he receives, or is deemed to receive, a distribution of his entire Vested Account under the RETIREMENT BENEFITS SECTION of Article V, the VESTED BENEFITS SECTION of Article V, or the SMALL AMOUNTS SECTION of Article X. The forfeiture shall occur as of the date the Participant receives, or is deemed to receive, the distribution.

A Forfeiture of Matching Contributions that relate to excess amounts shall also occur as provided in the EXCESS AMOUNTS SECTION of this article.

Forfeitures shall be determined at least once during each Plan Year. Forfeitures may be used to pay administrative expenses or to reduce Employer Contributions (other than Elective Deferral Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions) made after the Forfeitures are determined. Forfeitures of Matching Contributions that relate to excess amounts as provided in the EXCESS AMOUNTS SECTION of this article that have not been used to pay administrative expenses, shall be used to reduce Employer Contributions (other than Elective Deferral Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions) made after the Forfeitures are determined. Forfeitures that have not been used to pay administrative expenses or used to reduce Employer Contributions shall be allocated as of the last day of the Plan Year in which such Forfeitures are determined as provided in the ALLOCATION SECTION of this article. Upon their allocation to Accounts, or application to reduce Employer Contributions, Forfeitures shall be deemed to be Employer Contributions.

If a Participant again becomes an Eligible Employee after receiving a distribution which caused all of his Nonvested Account to be forfeited, he shall have the right to repay to the Plan the entire amount of the distribution he received (excluding any amount of such distribution resulting from Participant Contributions and Rollover Contributions). The repayment must be made in a single sum (repayment in installments is not permitted) before the earlier of the date five years after the date he again becomes an Eligible Employee or the end of the first period of five consecutive Vesting Break in Service periods which begin after the date of the distribution.

If the Participant makes the repayment above, the Plan Administrator shall restore to his Account an amount equal to his Nonvested Account that was forfeited on the date of distribution, unadjusted for any investment gains or losses. If no amount is to be repaid because the Participant was deemed to have received a distribution or only received a distribution of Participant Contributions or Rollover Contributions, and he again performs an Hour of Service as an Eligible Employee within the repayment period, the Plan Administrator shall restore the Participant’s Account as if he had made a required repayment on the date he performed such Hour of Service. Restoration of the Participant’s Account shall include restoration of all Code Section

411(d)(6) protected benefits with respect to the restored Account, according to applicable Treasury regulations. Provided, however, the Plan Administrator shall not restore the Nonvested Account if (i) a Forfeiture Date has occurred after the date of the distribution and on or before the date of repayment and (ii) that Forfeiture Date would result in a complete forfeiture of the amount the Plan Administrator would otherwise restore.

The Plan Administrator shall restore the Participant’s Account by the close of the Plan Year following the Plan Year in which repayment is made. The permissible sources for restoration of the Participant’s Account are Forfeitures or special Employer Contributions. Such special Employer Contributions shall be made without regard to profits. The repaid and restored amounts are not included in the Participant’s Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

SECTION 3.06--ALLOCATION.

A person meets the allocation requirements of this section if he is an Active Participant on the last day of the Plan Year and has at least 1,000 Hours of Service during the latest Accrual Computation Period ending on or before that date.

An Employee's service with a Predecessor Employer that did not maintain this Plan shall be included as service with the Employer for the purpose of determining his Hours of Service to be eligible for an allocation.

Elective Deferral Contributions shall be allocated to the Participants for whom such Contributions are made under the EMPLOYER CONTRIBUTIONS SECTION of this article. Such Contributions shall be allocated when made and credited to the Participant’s Account.

Matching Contributions shall be allocated to the persons for whom such Contributions are made under the EMPLOYER CONTRIBUTIONS SECTION of this article. Matching Contributions shall be allocated no later than the last day of the Plan Year.

The discretionary Qualified Nonelective Contributions to be used to reduce excess amounts, as described in the EMPLOYER CONTRIBUTIONS SECTION of this article, shall be allocated as of the last day of the Plan Year only to Nonhighly Compensated Employees who meet the allocation requirements of this section. Such Contributions shall be allocated first to the eligible person under the Plan (or separate plan) with the lowest Annual Compensation for the Plan Year, then to the eligible person under the Plan (or separate plan) with the next lowest Annual Compensation, and so forth. The amount of such Contributions shall be limited in each case to 5% of the eligible person’s Compensation used for purposes of the ADP Test. This amount shall be credited to the person’s Account.

Forfeitures that have not been used to pay administrative expenses or used to reduce Employer Contributions shall be allocated as of the last day of the Plan Year in which such Forfeitures are determined.

Discretionary Contributions plus any Forfeitures shall be allocated as of the last day of the Plan Year, using Annual Compensation for the Plan Year. The allocation shall be made to each person meeting the allocation requirements of this section. The amount allocated shall be equal to the Discretionary Contributions plus any Forfeitures multiplied by the ratio of such person’s Annual Compensation to the total Annual Compensation for all such persons. In years in which the Plan is a Top-heavy Plan, as defined in the DEFINITIONS SECTION of Article XI, and the minimum contribution under the MODIFICATION OF CONTRIBUTIONS SECTION of Article XI is not being provided by other contributions to this Plan or another plan of the Employer, and the allocation described above would provide an allocation for any person less than the minimum contribution required for such person in the MODIFICATION OF CONTRIBUTIONS SECTION of Article XI, such minimum contribution shall first be allocated to all such persons. Then any amount remaining shall be allocated to the remaining persons sharing in the allocation based on Annual Compensation as described above, as if they were the only persons sharing in the allocation for the Plan Year. The allocation for any person who does not meet the allocation requirements of this section shall be limited to the amount necessary to fund the minimum contribution.

This amount shall be credited to the person’s Account.

If Leased Employees are Eligible Employees, in determining the amount of Employer Contributions allocated to a person who is a Leased Employee, contributions provided by the leasing organization that are attributable to services such Leased Employee performs for the Employer shall be treated as provided by the Employer. Those contributions shall not be duplicated under this Plan.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

SECTION 3.07--CONTRIBUTION LIMITATION.

The limitations of this section shall apply to Limitation Years beginning on or after July 1, 2007, except as otherwise provided herein.

(a)	Definitions. For the purpose of determining the contribution limitation set forth in this section, the following terms are defined.

Annual Additions means the sum of the following amounts credited to a Participant’s account for the Limitation Year:

(1)	employer contributions;

(2)	employee contributions; and

(3)	forfeitures.

Annual Additions to a defined contribution plan, as defined in section 1.415(c)-1(a)(2)(i) of the regulations, shall also include the following:

(4)	mandatory employee contributions, as defined in Code Section 411(c)(2)(C) and section 1.411(c)-1(c)(4) of the regulations, to a defined benefit plan;

(5)	contributions allocated to any individual medical benefit account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;

(6)

amounts attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer;

(7)	annual additions under an annuity contract described in Code Section 403(b); and

(8)	allocations under a simplified employee pension.

Compensation means wages, within the meaning of Code Section 3401(a), and all other payments of compensation to an employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). The type of compensation that is reported in the “Wages, Tips and Other Compensation” box on Form W-2 satisfies this definition.

For any Self-employed Individual, Compensation means Earned Income.

Except as provided herein, Compensation for a Limitation Year is the Compensation actually paid or made available (or if earlier, includible in gross income) during such Limitation Year.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Compensation for a Limitation Year shall also include Compensation paid by the later of 2 1/2 months after an employee’s Severance from Employment with the Employer maintaining the plan or the end of the Limitation Year that includes the date of the employee’s Severance from Employment with the Employer maintaining the plan, if (i) the payment is regular Compensation for services during the employee’s regular working hours, or Compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a Severance from Employment, the payments would have been paid to the employee while the employee continued in employment with the Employer; (ii) the payment is for unused accrued bona fide sick, vacation or other leave that the employee would have been able to use if employment had continued; or (iii) the payment is received by the employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

Any payments not described above shall not be considered Compensation if paid after Severance from Employment, even if they are paid by the later of 2 1/2 months after the date of Severance from Employment or the end of the Limitation Year that includes the date of Severance from Employment.

Back pay, within the meaning of section 1.415(c)-2(g)(8) of the regulations, shall be treated as Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in this definition.

Compensation paid or made available during such Limitation Year shall include amounts that would otherwise be included in Compensation but for an election under Code Section 125(a), 132(f)(4),

402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

Compensation shall not include amounts paid as Compensation to a nonresident alien, as defined in Code Section 7701(b)(1)(B), who is not a Participant in the Plan to the extent the Compensation is excludible from gross income and is not effectively connected with the conduct of a trade or business within the United States.

Defined Contribution Dollar Limitation means $40,000, automatically adjusted under Code Section 415(d) effective January 1 of each year, as published in the Internal Revenue Bulletin. The new limitation shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Participant’s Annual Additions for a Limitation Year cannot exceed the currently applicable dollar limitation (as in effect before the January 1 adjustment) prior to January 1. However, after a January 1 adjustment is made, Annual Additions for the entire Limitation Year are permitted to reflect the dollar limitation as adjusted on January 1.

Employer means the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c), as modified, except in the case of a brother-sister group of trades or businesses under common control, by Code Section 415(h)), or affiliated service groups (as defined in Code Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to Code Section

414(o).

Limitation Year means the consecutive 12-month period ending on the last day of each Plan Year, including corresponding consecutive 12-month periods before the original effective date of the Plan. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is other than the calendar year, execution of this Plan (or any amendment to this Plan changing the Limitation Year) constitutes the Employer’s adoption of a written resolution electing the Limitation Year. If the Limitation Year is amended to a different consecutive 12-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Maximum Annual Addition means, except for catch-up contributions described in Code Section 414(v), the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year. This amount shall not exceed the lesser of:

(1)	The Defined Contribution Dollar Limitation, or

(2)	100 percent of the Participant’s Compensation for the Limitation Year.

A Participant’s Compensation for a Limitation Year shall not include Compensation in excess of the limitation under Code Section 401(a)(17) that is in effect for the calendar year in which the Limitation Year begins.

The compensation limitation referred to in (2) shall not apply to an individual medical benefit account (as defined in Code Section 415(l)); or a post-retirement medical benefits account for a key employee (as defined in Code Section 419A(d)(1)).

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the Maximum Annual Addition will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months (including any fractional parts of a month)

in the short Limitation Year

-------------------------------------------------------------------------------

12

If the Plan is terminated as of a date other than the last day of the Limitation Year, the Plan is treated as if the Plan was amended to change the Limitation Year and create a short Limitation Year ending on the date the Plan is terminated.

If a short Limitation Year is created, the limitation under Code Section 401(a)(17) shall be prorated in the same manner as the Defined Contribution Dollar Limitation.

Predecessor Employer means, with respect to a Participant, a former employer if the Employer maintains a plan that provides a benefit which the Participant accrued while performing services for the former employer. Predecessor Employer also means, with respect to a Participant, a former entity that antedates the Employer if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

Severance from Employment means an employee has ceased to be an employee of the Employer maintaining the plan. An employee does not have a Severance from Employment if, in connection with a change of employment, the employee’s new employer maintains the plan with respect to the employee.

(b)

If the Participant does not participate in another defined contribution plan, as defined in section 1.415(c)-1(a)(2)(i) of the regulations (without regard to whether the plan(s) have been terminated) maintained by the Employer, the amount of Annual Additions that may be credited to the Participant’s Account for any Limitation Year shall not exceed the lesser of the Maximum Annual Addition or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Annual Addition, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Annual Addition.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

(c)

If, in addition to this Plan, the Participant is covered under another defined contribution plan, as defined in section 1.415(c)-1(a)(2)(i) of the regulations, (without regard to whether the plan(s) have been terminated) maintained by the Employer that provides an Annual Addition during any Limitation Year, the Annual Additions that may be credited to a Participant’s Account under this Plan for any such Limitation Year will not exceed the Maximum Annual Addition, reduced by the Annual Additions credited to a Participant’s account under the other defined contribution plan(s) for the same Limitation Year. If the Annual Additions with respect to the Participant under the other defined contribution plan(s) maintained by the Employer are less than the Maximum Annual Addition, and the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Annual Addition. If the Annual Additions with respect to the Participant under the other defined contribution plan(s) in the aggregate are equal to or greater than the Maximum Annual Addition, no amount will be contributed or allocated to the Participant’s Account under this Plan for the Limitation Year.

(d)	The limitation of this section shall be determined and applied taking into account the rules in subparagraph (e) below.

(e)	Other Rules

(1)

Aggregating Plans. For purposes of applying the limitations of this section for a Limitation Year, all defined contribution plans (as defined in section 1.415(c)-1(a)(2)(i) of the regulations and without regard to whether the plan(s) have been terminated) ever maintained by the Employer and all defined contribution plans of a Predecessor Employer (in the Limitation Year in which such Predecessor Employer is created) under which a Participant receives Annual Additions are treated as one defined contribution plan.

(2)

Break-up of Affiliated Employers. The Annual Additions under a formerly affiliated plan (as defined in section 1.415(f)-1(b)(2)(ii) of the regulations) of the Employer are taken into account for purposes of applying the limitations of this section for the Limitation Year in which the cessation of affiliation took place.

(3)

Previously Unaggregated Plans. The limitations of this section are not exceeded for the first Limitation Year in which two or more existing plans, which previously were not required to be aggregated pursuant to section 1.415(f) of the regulations, are aggregated, provided that no Annual Additions are credited to a Participant after the date on which the plans are required to be aggregated if the Annual Additions already credited to the Participant in the existing plans equal or exceed the Maximum Annual Addition.

(4)

Aggregation with Multiemployer Plan. If the Employer maintains a multiemployer plan, as defined in Code Section 414(f), and the multiemployer plan so provides, only the Annual Additions under the multiemployer plan that are provided by the Employer shall be treated as Annual Additions provided under a plan maintained by the Employer for purposes of this section.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

SECTION 3.08--EXCESS AMOUNTS.

(a)	Definitions. For purposes of this section, the following terms are defined:

ACP means, for a specified group of Participants (either Highly Compensated Employees or Nonhighly Compensated Employees) for a Plan Year, the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in the group.

ADP means, for a specified group of Participants (either Highly Compensated Employees or Nonhighly Compensated Employees) for a Plan Year, the average (expressed as a percentage) of the Deferral Percentages of the Eligible Participants in the group.

Contribution Percentage means the ratio (expressed as a percentage) of the Eligible Participant’s Contribution Percentage Amounts to the Eligible Participant’s Compensation (excluding Differential Wage Payments paid on or after January 1, 2009) for the Plan Year (whether or not the Eligible Participant was an Eligible Participant for the entire Plan Year). In modification of the foregoing, Compensation shall be determined excluding Compensation for the portion of the Plan Year in which an Employee was not an Eligible Participant. For an Eligible Participant for whom such Contribution Percentage Amounts for the Plan Year are zero, the percentage is zero.

Contribution Percentage Amounts means the sum of the Participant Contributions and Matching Contributions (that are not Qualified Matching Contributions taken into account for purposes of the ADP Test) made under the plan on behalf of the Eligible Participant for the plan year. Contribution Percentage Amounts shall not include Participant Contributions withheld from Differential Wage Payments paid on or after January 1, 2009, and Matching Contributions based on Elective Deferral Contributions and Participant Contributions withheld from such Differential Wage Payments. For Plan Years beginning on or after January 1, 2006, Matching Contributions cannot be taken into account for a plan year for a Nonhighly Compensated Employee to the extent they are disproportionate matching contributions as defined in section 1.401(m)-2(a)(5)(ii) of the regulations. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited (i) to correct Excess Aggregate Contributions; (ii) because the contributions to which they relate are Excess Elective Deferrals, Excess Contributions, or Excess Aggregate Contributions; or (iii) because the contributions to which they relate were returned to the Participant as a Permissible Withdrawal. Under such rules as the Secretary of the Treasury shall prescribe, in determining the Contribution Percentage the Employer may elect to include Qualified Nonelective Contributions under this Plan that were not used in computing the Deferral Percentage. For Plan Years beginning on or after January 1, 2006, Qualified Nonelective Contributions cannot be taken into account for a plan year for a Nonhighly Compensated Employee to the extent they are disproportionate contributions as defined in section 1.401(m)-2(a)(6)(v) of the regulations. The Employer may also elect to use Elective Deferral Contributions in computing the Contribution Percentage so long as the ADP Test is met before the Elective Deferral Contributions are used in the ACP Test and continues to be met following the exclusion of those Elective Deferral Contributions that are used to meet the ACP Test.

Deferral Percentage means the ratio (expressed as a percentage) of Elective Deferral Contributions (other than Catch-up Contributions, Elective Deferral Contributions returned to the Participant as a Permissible Withdrawal and Elective Deferral Contributions withheld from Differential Wage Payments) under this Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant’s Compensation (excluding Differential Wage Payments) for the Plan Year (whether or not the Eligible Participant was an Eligible Participant for the entire Plan Year). In modification of the foregoing, Compensation shall be determined excluding Compensation for the portion of the Plan Year in which an Employee was not an Eligible Participant. The Elective Deferral Contributions used to determine the Deferral Percentage shall include Excess Elective Deferrals (other than Excess Elective Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferral Contributions made under this Plan or any other plans of the Employer or a Controlled Group member), but shall exclude Elective Deferral Contributions that are used in computing the Contribution Percentage (provided the ADP Test is satisfied both with and without exclusion of these Elective Deferral Contributions). Under such rules as the Secretary of the Treasury shall prescribe, the Employer may elect to include Qualified Nonelective Contributions and Qualified Matching Contributions under this Plan in computing the Deferral Percentage. For Plan Years beginning on or after January 1, 2006, Qualified Matching Contributions cannot be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent they are disproportionate matching contributions as defined in section 1.401(m)-2(a)(5)(ii) of the regulations. For Plan Years beginning on or after January 1, 2006, Qualified Nonelective Contributions cannot be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent they are disproportionate contributions as defined in section 1.401(k)-2(a)(6)(iv) of the regulations. For an Eligible Participant for whom such contributions on his behalf for the Plan Year are zero, the percentage is zero.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Elective Deferral Contributions means any employer contributions made to a plan at the election of a participant in lieu of cash compensation. With respect to any taxable year, a participant’s Elective Deferral Contributions are the sum of all employer contributions made on behalf of such participant pursuant to an election to defer under any qualified cash or deferred arrangement (CODA) described in Code Section 401(k), any salary reduction simplified employee pension plan described in Code Section 408(k)(6), any SIMPLE IRA plan described in Code Section 408(p), any plan described under Code Section 501(c)(18), and any employer contributions made on behalf of a participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferral Contributions include Pre-tax Elective Deferral Contributions and Roth Elective Deferral Contributions. Elective Deferral Contributions shall not include any deferrals properly distributed as excess annual additions.

Eligible Participant means, for purposes of determining the Deferral Percentage, any Employee who is otherwise entitled to make Elective Deferral Contributions under the terms of the plan for the plan year. Eligible Participant means, for purposes of determining the Contribution Percentage, any Employee who is eligible (i) to make a Participant Contribution or an Elective Deferral Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or (ii) to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If a Participant Contribution is required as a condition of participation in the plan, any Employee who would be a participant in the plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Participant Contributions are made.

Excess Aggregate Contributions means, with respect to any Plan Year, the excess of:

(1)

The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(2)

The maximum Contribution Percentage Amounts permitted by the ACP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Excess Contributions means, with respect to any Plan Year, the excess of:

(1)	The aggregate amount of employer contributions actually taken into account in computing the Deferral Percentage of Highly Compensated Employees for such Plan Year, over

(2)

The maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in the order of the Deferral Percentages, beginning with the highest of such percentages).

Excess Elective Deferrals means those Elective Deferral Contributions of a Participant that either (i) are made during the Participant’s taxable year and exceed the dollar limitation under Code Section 402(g) or (ii) are made during a calendar year and exceed the dollar limitation under Code Section 402(g) for the Participant’s taxable year beginning in such calendar year, counting only Elective Deferral Contributions made under this Plan and any other plan, contract, or arrangement maintained by the Employer. If the Plan provides for Catch-up Contributions in such taxable year, the dollar limitation shall be increased by the dollar limit on Catch-up Contributions under Code Section 414(v).

Excess Elective Deferrals shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article, under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.

Matching Contributions means employer contributions made to this or any other defined contribution plan, or to a contract described in Code Section 403(b), on behalf of a participant on account of a Participant Contribution made by such participant, or on account of a participant’s Elective Deferral Contributions, under a plan maintained by the Employer or a Controlled Group member.

Participant Contributions means contributions (other than Roth Elective Deferral Contributions) made to the plan by or on behalf of a participant that are included in the participant’s gross income in the year in which made and that are maintained under a separate account to which the earnings and losses are allocated.

Pre-tax Elective Deferral Contributions means a participant’s Elective Deferral Contributions that are not includible in the participant’s gross income at the time deferred.

Qualified Matching Contributions means Matching Contributions that are nonforfeitable when made to the plan and that are distributable only in accordance with the distribution provisions applicable to Elective Deferral Contributions, to the extent Qualified Matching Contributions can be distributed under such distribution provision.

Qualified Nonelective Contributions means any employer contributions (other than Matching Contributions) that an Employee may not elect to have paid to him in cash instead of being contributed to the plan and that are nonforfeitable when made to the plan and that are distributable only in accordance with the distribution provisions applicable to Elective Deferral Contributions, to the extent Qualified Nonelective Contributions can be distributed under such distribution provision.

Roth Elective Deferral Contributions means a participant’s Elective Deferral Contributions that are not excludible from the participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Deferral Contributions by the participant in his elective deferral agreement. Whether an Elective Deferral Contribution is not excludible from a participant’s gross income will be determined in accordance with section 1.401(k)-1(f)(2) of the regulations. In the case of a self-employed individual, an Elective Deferral Contribution is not excludible from gross income only if the individual does not claim a deduction for such amount.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

(b)

Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator in writing on or before the first following March 1 of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferral Contributions made to this Plan and any other plan, contract, or arrangement of the Employer or a Controlled Group member. The Participant’s claim for Excess Elective Deferrals shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such Excess Elective Deferrals will exceed the limit imposed on the Participant by Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions under Code Section 414(v)) for the year in which the deferral occurred. The Excess Elective Deferrals assigned to this Plan cannot exceed the Elective Deferral Contributions allocated under this Plan for such taxable year.

Notwithstanding any other provisions of the Plan, Elective Deferral Contributions in an amount equal to the Excess Elective Deferrals assigned to this Plan, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year or calendar year.

Distribution of Excess Elective Deferrals shall be made on a pro rata basis from the Participant’s Account resulting from Pre-tax Elective Deferral Contributions and Roth Elective Deferral Contributions in the same proportion that such Contributions were made for the applicable year.

The Excess Elective Deferrals shall be adjusted for any income or loss. The income or loss allocable to such Excess Elective Deferrals shall be equal to the income or loss allocable to the Participant’s Elective Deferral Contributions for the taxable year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Elective Deferrals. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such taxable year (as of the end of such taxable year) of the Participant’s Account resulting from Elective Deferral Contributions.

For purposes of determining income or loss on Excess Elective Deferrals for taxable years beginning on or after January 1, 2006, any Excess Elective Deferrals, in addition to any adjustment for income or loss for the taxable year in which the excess occurred, shall be adjusted for income or loss for the gap period between the end of such taxable year and the date of distribution. Such income or loss allocable to the gap period shall be equal to 10% of the income or loss allocable to the Excess Elective Deferrals for the taxable year multiplied by the number of complete months (counting a partial month of 16 days or more as a complete month) in the gap period.

For purposes of determining income or loss on Excess Elective Deferrals for taxable years beginning on or after January 1, 2008, no adjustment shall be made for income or loss for the gap period.

Any Matching Contributions that were based on the Elective Deferral Contributions distributed as Excess Elective Deferrals or redesignated as Catch-up Contributions, plus any income and minus any loss allocable thereto, shall be forfeited.

(c)

ADP Test. As of the end of each Plan Year after Excess Elective Deferrals have been determined, the Plan must satisfy the ADP Test. The ADP Test shall be satisfied using the prior year testing method or the current year testing method, as elected by the Employer in subparagraph (e) of this section.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

(1)

Prior Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

(i)

The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii)	The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

A.	shall not exceed the prior year’s ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and

B.	the difference between such ADPs is not more than 2.

If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Elective Deferral Contributions, for purposes of the foregoing tests, the prior year’s Nonhighly Compensated Employees’ ADP shall be 3 percent or the Plan Year’s ADP for these Eligible Participants, as elected by the Employer in subparagraph (e) of this section.

(2)

Current Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests:

(i)

The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii)	The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

A.	shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, and

B.	the difference between such ADPs is not more than 2.

If the Employer has elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (ii) if as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using the prior year testing method and a plan using the current year testing method and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

The Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferral Contributions for purposes of the ADP Test) allocated to his account under two or more arrangements described in Code Section 401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if such Elective Deferral Contributions (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer or of a Controlled Group member that have different plan years, all Elective Deferral Contributions made during the Plan Year shall be aggregated. For Plan Years beginning before 2006, all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code Section 401(k).

In the event this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Deferral Percentage of Employees as if all such plans were a single plan. If more than 10 percent of the Employer’s Nonhighly Compensated Employees are involved in a plan coverage change as defined in section 1.401(k)-2(c)(4) of the regulations, then any adjustments to the Nonhighly Compensated Employee ADP for the prior year shall be made in accordance with such regulations if the Employer has elected to use the prior year testing method. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year and use the same testing method for the ADP Test.

For purposes of the ADP Test, Elective Deferral Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

If the Plan Administrator should determine during the Plan Year that the ADP Test is not being met, the Plan Administrator may limit the amount of future Elective Deferral Contributions of the Highly Compensated Employees.

Notwithstanding any other provisions of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than 12 months after the last day of a Plan Year to Participants to whose Accounts such Excess Contributions were allocated for such Plan Year, except to the extent such Excess Contributions are classified as Catch-up Contributions. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the ADP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all of the Excess Contributions have been allocated. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer or of a Controlled Group member, the amount distributed shall not exceed the amount of the employer contributions taken into account in calculating the ADP Test and made to this Plan for the year in which the excess arose. If Catch-up Contributions are allowed for the Plan Year being tested, to the extent a Highly Compensated Employee has not reached his Catch-up Contribution limit under the Plan for such year, Excess Contributions allocated to such Highly Compensated Employee are Catch-up Contributions and will not be treated as Excess Contributions. If such excess amounts (other than Catch-up Contributions) are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10 percent excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Excess Contributions shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article, even if distributed.

The Excess Contributions shall be adjusted for any income or loss. The income or loss allocable to such Excess Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant’s Elective Deferral Contributions (and, if applicable, Qualified Nonelective Contributions or Qualified Matching Contributions, or both) for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant’s Account resulting from Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if such contributions are included in the ADP Test).

For purposes of determining income or loss on Excess Contributions beginning with the 2006 Plan Year, any Excess Contributions, in addition to any adjustment for income or loss for the Plan Year in which the excess occurred, shall be adjusted for income or loss for the gap period between the end of such Plan Year and the date of distribution. Such income or loss allocable to the gap period shall be equal to 10% of the income or loss allocable to the Excess Contributions for the Plan Year multiplied by the number of complete months (counting a partial month of 16 days or more as a complete month) in the gap period.

For purposes of determining income or loss on Excess Contributions for Plan Years beginning on or after January 1, 2008, no adjustment shall be made for income or loss for the gap period.

Excess Contributions allocated to a Participant shall be distributed from the Participant’s Account resulting from Elective Deferral Contributions. If such Excess Contributions exceed the amount of Excess Contributions in the Participant’s Account resulting from Elective Deferral Contributions, the balance shall be distributed from the Participant’s Account resulting from Qualified Matching Contributions (if applicable) and Qualified Nonelective Contributions, respectively.

Distribution of Excess Contributions shall be made on a pro rata basis from the Participant’s Account resulting from Pre-tax Elective Deferral Contributions and Roth Elective Deferral Contributions in the same proportion that such Contributions were made for the applicable year.

Any Matching Contributions that were based on the Elective Deferral Contributions distributed as Excess Contributions or redesignated as Catch-up Contributions, plus any income and minus any loss allocable thereto, shall be forfeited.

(d)

ACP Test. As of the end of each Plan Year, the Plan must satisfy the ACP Test. The ACP Test shall be satisfied using the prior year testing method or the current year testing method, as elected by the Employer in subparagraph (e) of this section.

(1)

Prior Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

(i)

The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii)	The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

A.	shall not exceed the prior year’s ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and

B.	the difference between such ACPs is not more than 2.

If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Participant Contributions, provides for Matching Contributions, or both, for purposes of the foregoing tests, the prior year’s Nonhighly Compensated Employees’ ACP shall be 3 percent or the Plan Year’s ACP for these Eligible Participants, as elected by the Employer in subparagraph (e) of this section.

(2)

Current Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests:

(i)

The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii)	The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

A.	shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, and

B.	the difference between such ACPs is not more than 2.

If the Employer has elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (ii) if as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using the prior year testing method and a plan using the current year testing method and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if the total of such Contribution Percentage Amounts was made under each plan and arrangement. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, all Contribution Percentage Amounts made during the Plan Year shall be aggregated. For Plan Years beginning before 2006, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code Section 401(m).

In the event this Plan satisfies the requirements of Code Section 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. If more than 10 percent of the Employer’s Nonhighly Compensated Employees are involved in a plan coverage change as defined in section 1.401(m)-2(c)(4) of the regulations, then any adjustments to the Nonhighly Compensated Employee ACP for the prior year shall be made in accordance with such regulations if the Employer has elected to use the prior year testing method. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year and use the same testing method for the ACP Test.

For purposes of the ACP Test, Participant Contributions are considered to have been made in the Plan Year in which contributed to the Plan. Matching Contributions and Qualified Nonelective Contributions will be considered to have been made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if not vested, or distributed, if vested, no later than 12 months after the last day of a Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for such Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all of the Excess Aggregate Contributions have been allocated. If a Highly Compensated Employee participates in two or more plans or arrangements of the Employer or of a Controlled Group member that include Contribution Percentage Amounts, the amount distributed shall not exceed the Contribution Percentage Amounts taken into account in calculating the ACP Test and made to this Plan for the year in which the excess arose. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10 percent excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.

Excess Aggregate Contributions shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article, even if distributed.

The Excess Aggregate Contributions shall be adjusted for any income or loss. The income or loss allocable to such Excess Aggregate Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant’s Contribution Percentage Amounts for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Aggregate Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant’s Account resulting from Contribution Percentage Amounts.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

For purposes of determining income or loss on Excess Aggregate Contributions beginning with the 2006 Plan Year, any Excess Aggregate Contributions, in addition to any adjustment for income or loss for the Plan Year in which the excess occurred, shall be adjusted for income or loss for the gap period between the end of such Plan Year and the date of distribution. Such income or loss allocable to the gap period shall be equal to 10% of the income or loss allocable to the Excess Aggregate Contributions for the Plan Year multiplied by the number of complete months (counting a partial month of 16 days or more as a complete month) in the gap period.

For purposes of determining income or loss on Excess Aggregate Contributions for Plan Years beginning on or after January 1, 2008, no adjustment shall be made for income or loss for the gap period.

Excess Aggregate Contributions allocated to a Participant shall be distributed from the Participant’s Account resulting from Participant Contributions that are not required as a condition of employment or participation or for obtaining additional benefits from Employer Contributions. If such Excess Aggregate Contributions exceed the balance in the Participant’s Account resulting from such Participant Contributions, the balance shall be forfeited, if not vested, or distributed, if vested, on a pro rata basis from the Participant’s Account resulting from Contribution Percentage Amounts.

(e)	Employer Elections. The Employer has made an election to use the prior year testing method.

SECTION 3.09--401(k) SAFE HARBOR PROVISIONS.

Section 3.09 does not apply to the Plan.

SECTION 3.10--ELIGIBLE AUTOMATIC CONTRIBUTION ARRANGEMENT (EACA) PROVISIONS.

Section 3.10 does not apply to the Plan.

SECTION 3.11--QUALIFIED AUTOMATIC CONTRIBUTION ARRANGEMENT (QACA) SAFE HARBOR PROVISIONS.

Section 3.11 does not apply to the Plan.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

ARTICLE IV

INVESTMENT OF CONTRIBUTIONS

SECTION 4.01--INVESTMENT AND TIMING OF CONTRIBUTIONS.

The handling of Contributions and Plan assets is governed by the provisions of the Trust Agreement and any other relevant document, such as an Annuity Contract (for the purposes of this paragraph alone, the Trust Agreement and such other documents will each be referred to as a “document” or collectively as the “documents”), duly entered into by or with regard to the Plan that govern such matters. To the extent permitted by the documents, the parties named below shall direct the Contributions for investment in any of the investment options available to the Plan under or through the documents, and may request the transfer of amounts resulting from those Contributions between such investment options.

A Participant may not direct the investment of all or any portion of his Account in collectibles. Collectibles mean any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or other tangible personal property specified by the Secretary of the Treasury. However, for tax years beginning after December 31, 1997, certain coins and bullion as provided in Code Section 408(m)(3) shall not be considered collectibles.

If a Participant has provided investment direction for all or certain specific Contributions made to his Account, such Contributions shall be invested in accordance with such direction to the extent possible. If an investment option selected by the Participant in that investment direction is no longer available and a new investment option is not selected by the Participant (in lieu of the one that is no longer available) by the deadline set by a fiduciary of the Plan (or by the date the investment option is no longer available), all amounts currently held in the investment option that is no longer available and future Contributions directed to such investment option by the Participant (and made after such deadline or date) shall be invested in the appropriate default investment option, unless otherwise directed by a fiduciary of the Plan.

If an investment option selected by the Participant is no longer available for future Contributions only and a new investment option is not selected by the Participant (in lieu of the one that is no longer available) by the deadline set by a fiduciary of the Plan (or by the date the investment option is no longer available), all future Contributions directed to such investment option that is not available for future Contributions (and made after such deadline or date) shall be invested in the appropriate default investment option, unless otherwise directed by a fiduciary of the Plan.

To the extent that a Participant who has the ability to provide investment direction (either on an ongoing basis or in response to a notice from a fiduciary of the Plan) fails to give timely investment direction, the amount in the Participant’s Account for which no investment direction is received shall be invested in the appropriate default investment option, unless otherwise directed by a fiduciary of the Plan.

If the Primary Employer has investment direction, the Contributions shall be invested in accordance with such direction. The Employer shall have investment direction for amounts that have not been allocated to Participants. To the extent an investment option is no longer available, a fiduciary of the Plan may require that amounts currently held in such investment option be reinvested in other investment options. To the extent that the Employer has not given investment direction, and no Plan fiduciary gives direction regarding the reinvestment of such amounts, the amounts held in an investment option that is no longer available or which had been directed to be invested in an investment option that is not available for future Contributions shall be invested in the appropriate default investment option.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Default investment options are defined in documents duly entered into by or with regard to the Plan that govern such matters.

At least annually, the Named Fiduciary shall review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine appropriate methods of carrying out the Plan's objectives. The Named Fiduciary shall inform the Trustee and any Investment Manager of the Plan's short- term and long-term financial needs so the investment policy can be coordinated with the Plan's financial requirements.

The Participant shall direct the investment of all Contributions except for purposes of Matching Contributions which shall have the investment directed by the Primary Employer, and the transfer of amounts resulting from all Contributions.

However, the Named Fiduciary may delegate to the Investment Manager investment direction for Contributions and amounts that are not subject to Participant direction.

All Contributions are forwarded by the Employer to (i) the Trustee to be deposited in the Trust Fund or otherwise invested by the Trustee in accordance with the relevant documents; or (ii) the Insurer to be deposited under the Annuity Contract, as applicable.

SECTION 4.02--INVESTMENT IN QUALIFYING EMPLOYER SECURITIES.

All or some portion of the Participant’s Account (other than Rollover Contributions) may be invested in Qualifying Employer Securities.

If the Participant has investment control, once an investment in the Qualifying Employer Securities Fund is made available to Participants, it shall continue to be available unless the Plan is amended to disallow such available investment. In the absence of an election to invest in Qualifying Employer Securities, Participants shall be deemed to have elected to have their Accounts invested wholly in other investment options of the Investment Fund. Once an election is made, it shall be considered to continue until a new election is made.

For purposes of determining the annual valuation of the Plan, and for reporting to Participants and regulatory authorities, the assets of the Plan shall be valued at least annually on the Valuation Date which corresponds to the last day of the Plan Year. The fair market value of Qualifying Employer Securities shall be determined on such Valuation Date. The prices of Qualifying Employer Securities as of the date of the transaction shall apply for purposes of valuing distributions and other transactions of the Plan to the extent such value is representative of the fair market value of such securities in the opinion of the Plan Administrator. The value of a Participant's Account held in the Qualifying Employer Securities Fund may be expressed in units.

If the Qualifying Employer Securities are not publicly traded, or if an extremely thin market exists for such securities so that reasonable valuation may not be obtained from the market place, then such securities must be valued at least annually by an independent appraiser who is not associated with the Employer, the Plan Administrator, the Trustee, or any person related to any fiduciary under the Plan. The independent appraiser may be associated with a person who is merely a contract administrator with respect to the Plan, but who exercises no discretionary authority and is not a plan fiduciary.

If there is a public market for Qualifying Employer Securities of the type held by the Plan, then the Plan Administrator may use as the value of the securities the price at which such securities trade in such market. If the Qualifying Employer Securities do not trade on the relevant date, or if the market is very thin on such date, then the Plan Administrator may use for the valuation the next preceding trading day on which the trading prices are representative of the fair market value of such securities in the opinion of the Plan Administrator.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Cash dividends payable on the Qualifying Employer Securities shall be reinvested in additional shares of such securities. In the event of any cash or stock dividend or any stock split, such dividend or split shall be credited to the Accounts based on the number of shares of Qualifying Employer Securities credited to each Account as of the payable date of such dividend or split.

All purchases of Qualifying Employer Securities shall be made at a price, or prices, which, in the judgment of the Plan Administrator, do not exceed the fair market value of such securities.

In the event that the Trustee acquires Qualifying Employer Securities by purchase from a “disqualified person” as defined in Code Section 4975(e)(2) or from a “party-in-interest” as defined in ERISA Section 3(14), the terms of such purchase shall contain the provision that in the event there is a final determination by the Internal Revenue Service, the Department of Labor, or court of competent jurisdiction that the fair market value of such securities as of the date of purchase was less than the purchase price paid by the Trustee, then the seller shall pay or transfer, as the case may be, to the Trustee an amount of cash or shares of Qualifying Employer Securities equal in value to the difference between the purchase price and such fair market value for all such shares. In the event that cash or shares of Qualifying Employer Securities are paid or transferred to the Trustee under this provision, such securities shall be valued at their fair market value as of the date of such purchase, and interest at a reasonable rate from the date of purchase to the date of payment or transfer shall be paid by the seller on the amount of cash paid.

The Plan Administrator may direct the Trustee to sell, resell, or otherwise dispose of Qualifying Employer Securities to any person, including the Employer, provided that any such sales to any disqualified person or party-in-interest, including the Employer, will be made at not less than the fair market value and no commission will be charged. Any such sale shall be made in conformance with ERISA Section 408(e).

The Employer is responsible for compliance with any applicable Federal or state securities law with respect to all aspects of the Plan. If the Qualifying Employer Securities or interest in this Plan are required to be registered in order to permit investment in the Qualifying Employer Securities Fund as provided in this section, then such investment will not be effective until the later of the effective date of the Plan or the date such registration or qualification is effective. The Employer, at its own expense, will take or cause to be taken any and all such actions as may be necessary or appropriate to effect such registration or qualification. Further, if the Trustee is directed to dispose of any Qualifying Employer Securities held under the Plan under circumstances which require registration or qualification of the securities under applicable Federal or state securities laws, then the Employer will, at its own expense, take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration or qualification. The Employer is responsible for all compliance requirements under Section 16 of the Securities Act.

Diversification Requirements.

The diversification requirements below apply for Plan Years beginning on or after January 1, 2007.

An applicable individual (as defined in section 1.401(a)(35)-1(b) of the regulations) is permitted to elect to direct any publicly traded qualifying employer securities (as defined in Code Section 401(a)(35)(G)(v)) held in his Account under the Plan to be reinvested in other investment options offered under the Plan with respect to the portion of his Account that is subject to Code Section 401(a)(35)(B) or (C). The Employer may permit diversification of amounts invested in qualifying employer securities earlier than required as long as the earlier time period is applied consistently to all applicable individuals.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

The Plan shall offer at least three investment options, other than Qualifying Employer Securities, to which the applicable individual may direct all or any portion of his Account invested in Qualifying Employer Securities, and each investment option must be diversified and have materially different risk and return characteristics that satisfy the requirements of section 2550.404c-1(b)(3) of the Department of Labor regulations. The Plan may limit the time for divestment and reinvestment to periodic, reasonable opportunities occurring no less frequently than quarterly. The Plan may not impose any restrictions or conditions with respect to the investment of Qualifying Employer Securities that are not imposed on the investment options offered under the Plan, except as provided in section 1.401(a)(35)-1(e) of the regulations.

For Qualifying Employer Securities held under the Plan in a Plan Year beginning before January 1, 2007, the diversification rights described above shall only apply to the applicable percentage of the number of shares of those securities as stated below:

(a)	The applicable percentage is 33% for the first Plan Year to which Code Section 401(a)(35) applies.

(b)	The applicable percentage is 66% for the second Plan Year to which Code Section 401(a)(35) applies.

(c)	The applicable percentage is 100% for all subsequent Plan Years.

If there is more than one class of securities held under the Plan, the transition rule above shall apply separately with respect to each class. The transition rule above does not apply to Participants who are age 55 or older and have completed at least three years of service (as defined in section 1.401(a)(35)-1(c)(3) of the regulations) prior to the first day of the first Plan Year beginning after December 31, 2005.

A notice must be provided to each applicable individual that describes the divestiture rights and the importance of diversifying the investment of retirement plan assets. The Employer shall provide the notice to all applicable individuals no later than 30 days before the date on which the applicable individuals are eligible to exercise their right to diversify.

Voting and Tender Rights.

Voting rights with respect to Qualifying Employer Securities will be passed through to Participants. Participants will be allowed to direct the voting rights of Qualifying Employer Securities for any matter put to the vote of shareholders. Before each meeting of shareholders, the Employer shall cause to be sent to each person with power to control such voting rights a copy of any notice and any other information provided to shareholders and, if applicable, a form for instructing the Trustee how to vote at such meeting (or any adjournment thereof) the number of full and fractional shares subject to such person’s voting control. The Trustee may establish a deadline in advance of the meeting by which such forms must be received in order to be effective.

Each Participant shall be entitled to one vote for each share credited to his Account.

If some or all of the Participants have not directed or have not timely directed the Trustee on how to vote, then the Trustee shall vote such Qualifying Employer Securities in the same proportion as those shares of Qualifying Employer Securities for which the Trustee has received proper direction for such matter.

The Trustee shall hold the Participant’s individual directions with respect to voting rights in confidence and, except as required by law, shall not divulge or release such individual directions to anyone associated with the Employer. The Employer may require verification of the Trustee’s compliance with the directions received from Participants by any independent auditor selected by the Employer, provided that such auditor agrees to maintain the confidentiality of such individual directions.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

The Employer may develop procedures to facilitate the exercise of votes, such as the use of facsimile transmissions for the Participants located in physically remote areas.

Tender rights or exchange offers for Qualifying Employer Securities will be passed through to Participants. As soon as practicable after the commencement of a tender or exchange offer for Qualifying Employer Securities, the Employer shall cause each person with power to control the response to such tender or exchange offer to be advised in writing the terms of the offer and, if applicable, to be provided with a form for instructing the Trustee, or for revoking such instruction, to tender or exchange shares of Qualifying Employer Securities, to the extent permitted under the terms of such offer. In advising such persons of the terms of the offer, the Employer may include statements from the board of directors setting forth its position with respect to the offer.

If some or all of the Participants have not directed or have not timely directed the Trustee on how to tender, then the Trustee shall tender such Qualifying Employer Securities in the same proportion as those shares of Qualifying Employer Securities for which the Trustee has received proper direction for such matter.

If the tender or exchange offer is limited so that all of the shares that the Trustee has been directed to tender or exchange cannot be sold or exchanged, the shares that each Participant directed to be tendered or exchanged shall be deemed to have been sold or exchanged in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares that the Trustee was directed to tender or exchange.

The Trustee shall hold the Participant’s individual directions with respect to tender decisions in confidence and, except as required by law, shall not divulge or release such individual directions to anyone associated with the Employer. The Employer may require verification of the Trustee’s compliance with the directions received from Participants by any independent auditor selected by the Employer, provided that such auditor agrees to maintain the confidentiality of such individual directions.

The Employer may develop procedures to facilitate the exercise of tender rights, such as the use of facsimile transmissions for the Participants located in physically remote areas.

SECTION 4.03--VOTING AND TENDER OF SELF-DIRECTED BROKERAGE ACCOUNTS.

Section 4.03 does not apply to the Plan.

SECTION 4.04--LIFE INSURANCE.

Section 4.04 does not apply to the Plan.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

ARTICLE V

BENEFITS

SECTION 5.01--RETIREMENT BENEFITS.

On a Participant’s Retirement Date, his Vested Account shall be distributed to him according to the distribution of benefits provisions of Article VI and the provisions of the SMALL AMOUNTS SECTION of Article X.

SECTION 5.02--DEATH BENEFITS.

If a Participant dies before his Annuity Starting Date, his Vested Account shall be distributed according to the distribution of benefits provisions of Article VI and the provisions of the SMALL AMOUNTS SECTION of Article X.

SECTION 5.03--VESTED BENEFITS.

If an Inactive Participant’s Vested Account is not payable under the SMALL AMOUNTS SECTION of Article X, he may elect, but is not required, to receive a distribution of any part of his Vested Account after he has a Severance from Employment. A distribution under this paragraph shall be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article VI. The Participant's election shall be subject to his spouse's consent as provided in the ELECTION PROCEDURES SECTION of Article VI.

A Participant may not elect to receive a distribution under the provisions of this section after he again becomes an Employee until he subsequently has a Severance from Employment and meets the requirements of this section.

A Participant who has been performing Qualified Military Service for a period of more than 30 days is deemed to have had a severance from employment (as described in Code Section 414(u)(12)(B)(i)) for purposes of requesting a distribution of his Vested Account resulting from Elective Deferral Contributions. The Plan will suspend Elective Deferral Contributions and Participant Contributions for six months after receipt of the distribution.

If an Inactive Participant does not receive an earlier distribution, upon his Retirement Date or death, his Vested Account shall be distributed according to the provisions of the RETIREMENT BENEFITS SECTION or the DEATH BENEFITS SECTION of this article.

The Nonvested Account of an Inactive Participant who has had a Severance from Employment shall remain a part of his Account until it becomes a Forfeiture. However, if he again becomes an Employee so that his Vesting Percentage can increase, the Nonvested Account may become a part of his Vested Account.

SECTION 5.04--WHEN BENEFITS START.

(a)	Unless otherwise elected, benefits shall begin no later than the 60th day following the close of the Plan Year in which the latest date below occurs:

(1)	The date the Participant attains age 65 (or Normal Retirement Age, if earlier).

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

(2)	The 10th anniversary of the Participant's earliest Entry Date.

(3)	The date the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of the ELECTION PROCEDURES SECTION of Article VI, shall be deemed to be an election to defer the start of benefits sufficient to satisfy this section.

The Participant may elect to have benefits begin after the latest date for beginning benefits described above, subject to the following provisions of this section. The Participant shall make the election in writing. Such election must be made before his Normal Retirement Date or the date he has a Severance from Employment, if later. The Participant shall not elect a date for beginning benefits or a form of distribution that would result in a benefit payable when he dies which would be more than incidental within the meaning of governmental regulations.

Benefits shall begin on an earlier date if otherwise provided in the Plan. For example, the Participant’s Retirement Date or Required Beginning Date, as defined in the DEFINITIONS SECTION of Article VII.

(b)

The Participant's Vested Account resulting from Elective Deferral Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, QACA Matching Contributions, and QACA Nonelective Contributions may not be distributed earlier than Severance from Employment, death, or disability. However, such amount may be distributed upon:

(1)	Termination of the Plan as permitted in Article VIII.

(2)	The attainment of age 59 1/2 if such distribution is permitted in the WITHDRAWAL BENEFITS SECTION of this article.

(3)

The attainment of Normal Retirement Age, provided such age is at least age 59 1/2 and such distribution is permitted in the definition of Normal Retirement Date in the DEFINITIONS SECTION of Article I.

(4)	A federally declared disaster, where resulting legislation authorizes such a distribution.

The Participant's Vested Account resulting from Elective Deferral Contributions may also be distributed:

(5)	As a hardship withdrawal, if such distribution is permitted in the WITHDRAWAL BENEFITS SECTION of this article.

(6)	As a Qualified Reservist Distribution, if such distribution is permitted in the WITHDRAWAL BENEFITS SECTION of this article.

(7)	If the Participant is deemed to have had a severance from employment as described in Code Section 414(u)(12)(B)(i), if such distribution is permitted in the VESTED BENEFITS SECTION of this article.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

All distributions that may be made pursuant to one or more of the foregoing distributable events will be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article VI. In addition, distributions that are triggered by the termination of the Plan must be made in a lump sum. A lump sum shall include a distribution of an annuity contract.

SECTION 5.05--WITHDRAWAL BENEFITS.

A request for withdrawal shall be made in such manner and in accordance with such rules as the Employer shall prescribe for this purpose (including by means of voice response or other electronic means under circumstances the Employer permits). Withdrawals shall be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article VI. A forfeiture shall not occur solely as a result of a withdrawal.

Withdrawal after Age 59 1/2. A Participant who has attained age 59 1/2 may withdraw any part of his Vested Account resulting from the following Contributions:

Elective Deferral Contributions

Matching Contributions

Qualified Nonelective Contributions

Discretionary Contributions

Rollover Contributions

A Participant may make such a withdrawal at any time.

Financial Hardship Withdrawal. A Participant may withdraw any part of his Vested Account resulting from Elective Deferral Contributions in the event of hardship due to an immediate and heavy financial need. Withdrawals from the Participant's Account resulting from Elective Deferral Contributions shall be limited to the amount of the Participant's Elective Deferral Contributions plus income allocable thereto credited to his Account as of December 31, 1988.

A Participant may also withdraw any part of his Vested Account resulting from any of the following Contributions:

Matching Contributions (other than Qualified Matching Contributions and QACA Matching Contributions)

Discretionary Contributions

Immediate and heavy financial need shall be limited to: (i) expenses incurred or necessary for medical care that would be deductible under Code Section 213(a) (determined without regard to whether the expenses exceed the stated limit on adjusted gross income); (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)); (iv) payments necessary to prevent the eviction of the Participant from, or foreclosure on the mortgage of, the Participant’s principal residence; (v) payments for funeral or burial expenses for the Participant’s deceased parent, spouse, child, or dependent (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)); (vi) expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or (vii) any other distribution which is deemed by the Commissioner of Internal Revenue to be made on account of immediate and heavy financial need as provided in Treasury regulations. Immediate and heavy financial need shall also include expenses described in (i), (iii), and (v) (relating to medical, tuition, and funeral expenses, respectively) of a Primary Beneficiary.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

SECTION 5.06--LOANS TO PARTICIPANTS.

Loans shall be made available to all Participants on a reasonably equivalent basis.

For purposes of this section, and unless otherwise specified, Participant means any Participant or Beneficiary who is a party-in-interest as defined in ERISA. Loans shall not be made to Highly Compensated Employees in an amount greater than the amount made available to other Participants.

A loan to a Participant shall be a Participant-directed investment of his Account. The loan is a Trust Fund investment but no Account other than the borrowing Participant's Account shall share in the interest paid on the loan or bear any expense or loss incurred because of the loan.

The portion of the Participant's Account held in the Qualifying Employer Securities Fund may be redeemed for purposes of a loan only after the amount held in other investment options has been depleted.

The number of outstanding loans shall be limited to one.

No more than five loans shall be approved for any Participant in any 12-month period. The minimum amount of any loan shall be $1,000.

Loans must be adequately secured and bear a reasonable rate of interest.

The amount of the loan shall not exceed the maximum amount that may be treated as a loan under Code Section 72(p) (rather than a distribution) to the Participant and shall be equal to the lesser of (a) or (b) below:

(a)	$50,000, reduced by the highest outstanding loan balance of loans during the one-year period ending on the day before the new loan is made.

(b)	The greater of (1) or (2), reduced by (3) below:

(1)	One-half of the Participant's Vested Account (without regard to any accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B)).

(2)	$10,000.

(3)	Any outstanding loan balance on the date the new loan is made.

For purposes of this maximum, all qualified employer plans, as defined in Code Section 72(p)(4), of the Employer and any Controlled Group member shall be treated as one plan.

The foregoing notwithstanding, the amount of such loan shall not exceed 50 percent of the amount of the Participant’s Vested Account reduced by any outstanding loan balance on the date the new loan is made.

For purposes of this maximum, a Participant’s Vested Account does not include any accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B). No collateral other than a portion of the Participant’s Vested Account (as limited above) shall be accepted.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

The Participant’s outstanding loan balance shall include any deemed distribution, along with accrued interest, that has not been repaid or offset.

A Participant must obtain the consent of his spouse, if any, to the use of the Vested Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 180-day period that ends on the date on which the loan to be so secured is made. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or a notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Vested Account is used for collateral upon renegotiation, extension, renewal, or other revision of the loan. No consent shall be required if the plan is not subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417.

If a valid spousal consent has been obtained in accordance with the above, or spousal consent is not required, then, notwithstanding any other provision of this Plan, the portion of the Participant’s Vested Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Vested Account payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If spousal consent is required and less than 100 percent of the Participant’s Vested Account (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Vested Account shall be adjusted by first reducing the Vested Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

Each loan shall bear a reasonable fixed rate of interest to be determined by the Loan Administrator. In determining the interest rate, the Loan Administrator shall take into consideration fixed interest rates currently being charged by commercial lenders for loans of comparable risk on similar terms and for similar durations, so that the interest will provide for a return commensurate with rates currently charged by commercial lenders for loans made under similar circumstances. The Loan Administrator shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates in accordance with the current appropriate standards.

The loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan.

The Participant shall make an application for a loan in such manner and in accordance with such rules as the Employer shall prescribe for this purpose (including by means of voice response or other electronic means under circumstances the Employer permits). The application must specify the amount and duration requested.

Information contained in the application for the loan concerning the income, liabilities, and assets of the Participant will be evaluated to determine whether there is a reasonable expectation that the Participant will be able to satisfy payments on the loan as due.

Each loan shall be fully documented in the form of a promissory note signed by the Participant for the face amount of the loan, together with interest determined as specified above.

There will be an assignment of collateral to the Plan executed at the time the loan is made.

In those cases where repayment through payroll deduction is available, installments are so payable, and a payroll deduction agreement shall be executed by the Participant at the time the loan is made. If the Participant has previously been treated as having received a deemed distribution and the subsequent loan is being made before the deemed distribution, along with accrued interest, has been repaid or offset, a payroll deduction agreement shall be required. If a payroll deduction agreement is required because of a previous deemed distribution and the Participant later revokes such agreement, the outstanding loan balance at the time of the revocation shall be treated as a deemed distribution.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Where payroll deduction is not available, payments in cash are to be timely made. Any payment that is not by payroll deduction shall be made payable to the Employer or the Trustee, as specified in the promissory note, and delivered to the Loan Administrator, including prepayments, service fees and penalties, if any, and other amounts due under the note.

The promissory note may provide for reasonable late payment penalties and service fees. Any penalties or service fees shall be applied to all Participants in a nondiscriminatory manner. If the promissory note so provides, such amounts may be assessed and collected from the Account of the Participant as part of the loan balance.

Each loan may be paid prior to maturity, in part or in full, without penalty or service fee, except as may be set out in the promissory note.

The Plan may suspend loan payments for a period not exceeding one year during which an approved unpaid leave of absence occurs other than a military leave of absence. The Loan Administrator shall provide the Participant a written explanation of the effect of the suspension of payments upon his loan.

If a Participant separates from service (or takes a leave of absence) from the Employer because of service in the military and does not receive a distribution of his Vested Account, the Plan may suspend loan payments until the Participant’s completion of military service or until the Participant’s fifth anniversary of commencement of military service, if earlier, as permitted under Code Section 414(u). The Loan Administrator shall provide the Participant a written explanation of the effect of his military service upon his loan.

If any payment of principal and interest, or any portion thereof, remains unpaid for more than 90 days after due, the loan shall be in default. For purposes of Code Section 72(p), the Participant shall then be treated as having received a deemed distribution regardless of whether or not a distributable event has occurred.

Upon default, the Plan has the right to pursue any remedy available by law to satisfy the amount due, along with accrued interest, including the right to enforce its claim against the security pledged and execute upon the collateral as allowed by law. The entire principal balance whether or not otherwise then due, along with accrued interest, shall become immediately due and payable without demand or notice, and subject to collection or satisfaction by any lawful means, including specifically, but not limited to, the right to enforce the claim against the security pledged and to execute upon the collateral as allowed by law.

In the event of default, foreclosure on the note and attachment of security or use of amounts pledged to satisfy the amount then due shall not occur until a distributable event occurs in accordance with the Plan, and shall not occur to an extent greater than the amount then available upon any distributable event which has occurred under the Plan.

All reasonable costs and expenses, including but not limited to attorney's fees, incurred by the Plan in connection with any default or in any proceeding to enforce any provision of a promissory note or instrument by which a promissory note for a Participant loan is secured, shall be assessed and collected from the Account of the Participant as part of the loan balance.

If payroll deduction is being utilized, in the event that a Participant's available payroll deduction amounts in any given month are insufficient to satisfy the total amount due, there will be an increase in the amount taken subsequently, sufficient to make up the amount that is then due. If any amount remains past due more than 90 days, the entire principal amount, whether or not otherwise then due, along with interest then accrued, shall become due and payable, as above.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

If no distributable event has occurred under the Plan at the time that the Participant’s Vested Account would otherwise be used under this provision to pay any amount due under the outstanding loan, this will not occur until the time, or in excess of the extent to which, a distributable event occurs under the Plan. An outstanding loan will become due and payable in full 60 days after a Participant has a Severance from Employment and ceases to be a party-in-interest as defined in ERISA or after complete termination of the Plan.

An outstanding loan shall not be due and payable to the extent a Participant impacted by a business event: (i) elects a Direct Rollover of an Eligible Rollover Distribution that includes the loan note; (ii) the Direct Rollover is paid to another qualified plan; and (iii) the rollover of the loan note is made in accordance with nondiscriminatory procedures set up by the Loan Administrator. For this purpose, a business event means an acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

SECTION 5.07--DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS.

The Plan specifically permits distributions to an Alternate Payee under a qualified domestic relations order as defined in Code Section 414(p), at any time, irrespective of whether the Participant has attained his earliest retirement age, as defined in Code Section 414(p), under the Plan. A distribution to an Alternate Payee before the Participant has attained his earliest retirement age is available only if the order specifies that distribution shall be made prior to the earliest retirement age or allows the Alternate Payee to elect a distribution prior to the earliest retirement age.

Nothing in this section shall permit a Participant to receive a distribution at a time otherwise not permitted under the Plan nor shall it permit the Alternate Payee to receive a form of payment not permitted under the Plan.

The benefit payable to an Alternate Payee shall be subject to the provisions of the SMALL AMOUNTS SECTION of Article X if the value of the benefit does not exceed the amount stated in that section.

The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator shall promptly notify the Participant and each Alternate Payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each Alternate Payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations. The Plan Administrator may treat as qualified any domestic relations order entered before January 1, 1985, irrespective of whether it satisfies all the requirements described in Code Section 414(p).

If any portion of the Participant’s Vested Account is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, a separate accounting shall be made of the amount payable. If the Plan Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts are first payable following receipt of the order, the payable amounts shall be distributed in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the payable amounts shall be distributed in the manner the Plan would distribute if the order did not exist and the order shall apply prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

The Plan shall make payments or distributions required under this section by separate benefit checks or other separate distribution to the Alternate Payee(s).

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

ARTICLE VI

DISTRIBUTION OF BENEFITS

The provisions of this article shall apply to any Participant who is credited with at least one Hour of Service on or after August 23, 1984, and to such other Participants as provided in the TRANSITIONAL RULES SECTION of this article.

SECTION 6.01--AUTOMATIC FORMS OF DISTRIBUTION.

Unless an optional form of benefit is selected pursuant to a qualified election within the election period (see the ELECTION PROCEDURES SECTION of this article), the automatic form of benefit payable to or on behalf of a Participant is determined as follows:

(a)	Retirement Benefits. The automatic form of retirement benefit for a Participant who does not die before his Annuity Starting Date shall be:

(1)	The Qualified Joint and Survivor Annuity for a Participant who has a spouse.

(2)	The Normal Form for a Participant who does not have a spouse.

(b)	Death Benefits. The automatic form of death benefit for a Participant who dies before his Annuity Starting Date shall be:

(1)

A Qualified Preretirement Survivor Annuity for a Participant who has a spouse to whom he has been continuously married throughout the one-year period ending on the date of his death. The spouse may elect to start receiving the death benefit on any date on or after the Participant dies and by the date the Participant would have been age 70 1/2. If the spouse dies before benefits start, the Participant's Vested Account, determined as of the date of the spouse's death, shall be paid to the spouse's Beneficiary.

(2)	A single sum payment to the Participant's Beneficiary for a Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity.

Before a death benefit will be paid on account of the death of a Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity, it must be established to the satisfaction of a plan representative that the Participant does not have such a spouse.

SECTION 6.02--OPTIONAL FORMS OF DISTRIBUTION.

(a)	Retirement Benefits. The optional forms of retirement benefit shall be the following:
•	Survivorship life annuities with installment refund and survivorship percentages of 50%, 66 2/3%, 75%, or 100%
•	A single sum payment
•	A straight life annuity
•	Single life annuities with certain periods of 5, 10, or 15 years
•	A single life annuity with installment refund
•	Fixed period annuities for any period of whole months that is not less than 60
•	A fixed period installment option
•	A fixed payment installment option
•	An in-kind distribution for the portion of a Participant's Account that is held in the Qualifying Employer Securities Fund

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

The fixed period installment option is an optional form of benefit under which the Participant elects to receive substantially equal annual payments over a fixed period of whole years. The annual payment may be paid in annual, semi-annual, quarterly, or monthly installments as elected by the Participant. The Participant may elect to receive additional payments.

The fixed payment installment option is an optional form of benefit under which the Participant elects to receive a specified dollar amount each year. The annual payment may be paid in annual, semi- annual, quarterly, or monthly installments as elected by the Participant. The Participant may elect to receive additional payments.

Under the installment option(s) the amount payable in the Participant’s first Distribution Calendar Year, as defined in the DEFINITIONS SECTION of Article VII, must satisfy the minimum distribution requirements of Article VII for such year. Distributions for later Distribution Calendar Years must satisfy the minimum distribution requirements of Article VII for such years. If the Participant’s Annuity Starting Date does not occur until his second Distribution Calendar Year, the amount payable for such year must satisfy the minimum distribution requirements of Article VII for both the first and second Distribution Calendar Years.

Election of an optional form is subject to the qualified election provisions of the ELECTION PROCEDURES SECTION of this article and the distribution requirements of Article VII.

Any annuity contract distributed shall be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan.

(b)	Death Benefits. The optional forms of death benefit are a single sum payment and any annuity that is an optional form of retirement benefit, except for survivorship life annuities.

Election of an optional form is subject to the qualified election provisions of the ELECTION PROCEDURES SECTION of this article and the distribution requirements of Article VII.

SECTION 6.03--ELECTION PROCEDURES.

The Participant, Beneficiary, or spouse shall make any election under this section in writing. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under (a) and (b) below shall be subject to the qualified election provisions of (c) below.

(a)

Retirement Benefits. A Participant may elect his Beneficiary or Contingent Annuitant and may elect to have retirement benefits distributed under any of the optional forms of retirement benefit available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article.

(b)

Death Benefits. A Participant may elect his Beneficiary and may elect to have death benefits distributed under any of the optional forms of death benefit available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

If the Participant has not elected an optional form of distribution for the death benefit payable to his Beneficiary, the Beneficiary may, for his own benefit, elect the form of distribution, in like manner as a Participant.

The Participant may waive the Qualified Preretirement Survivor Annuity by naming someone other than his spouse as Beneficiary.

In lieu of the Qualified Preretirement Survivor Annuity described in the AUTOMATIC FORMS OF DISTRIBUTION SECTION of this article, the spouse may, for his own benefit, waive the Qualified Preretirement Survivor Annuity by electing to have the benefit distributed under any of the optional forms of death benefit available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article.

(c)

Qualified Election. The Participant, Beneficiary, or spouse may make an election at any time during the election period. The Participant, Beneficiary, or spouse may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.

(1)

Election Period for Retirement Benefits. The election period as to retirement benefits is the 180-day period (90-day period for Plan Years beginning before January 1, 2007) ending on the Annuity Starting Date. An election to waive the Qualified Joint and Survivor Annuity may not be made before the date the Participant is provided with the notice of the ability to waive the Qualified Joint and Survivor Annuity.

(2)

Election Period for Death Benefits. A Participant may make an election as to death benefits at any time before he dies. The spouse's election period begins on the date the Participant dies and ends on the date benefits begin. The Beneficiary's election period begins on the date the Participant dies and ends on the date benefits begin.

An election to waive the Qualified Preretirement Survivor Annuity may not be made by the Participant before the date he is provided with the notice of the ability to waive the Qualified Preretirement Survivor Annuity. A Participant's election to waive the Qualified Preretirement Survivor Annuity that is made before the first day of the Plan Year in which he reaches age 35 shall become invalid on such date. An election made by a Participant after he has a Severance from Employment will not become invalid on the first day of the Plan Year in which he reaches age 35 with respect to death benefits from that part of his Account resulting from Contributions made before he had a Severance from Employment.

(3)

Consent to Election. If the Participant’s Vested Account exceeds the amount stated in the SMALL AMOUNTS SECTION of Article X, any benefit that is (i) immediately distributable or (ii) payable in a form other than a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, requires the consent of the Participant and the Participant’s spouse (or where either the Participant or the spouse has died, the survivor). Such consent shall also be required if the Participant had previously had an Annuity Starting Date with respect to any portion of such Vested Account.

The consent of the Participant or spouse to a benefit that is immediately distributable must not be made before the date the Participant or spouse is provided with the notice of the ability to defer the distribution. Such consent shall be in writing.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

The consent shall not be made more than 180 days (90 days for Plan Years beginning before January 1, 2007) before the Annuity Starting Date. Spousal consent is not required for a benefit that is immediately distributable in a Qualified Joint and Survivor Annuity. Furthermore, if spousal consent is not required because the Participant is electing an optional form of retirement benefit that is not a life annuity pursuant to (d) below, only the Participant need consent to the distribution of a benefit payable in a form that is not a life annuity and which is immediately distributable. Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or 415.

In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), and if the Employer (or any entity within the same Controlled Group) does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s Account balance will, without the Participant’s consent, be distributed to the Participant. However, if any entity within the same Controlled Group maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) the Participant’s Account will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

A benefit is immediately distributable if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the older of Normal Retirement Age or age 62.

If the Qualified Joint and Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary or a specific form of benefit. The spouse can relinquish one or both such rights. Such consent shall be in writing. The consent shall not be made more than 180 days (90 days for Plan Years beginning before January 1, 2007) before the Annuity Starting Date. If the Qualified Preretirement Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary. Such consent shall be in writing. The spouse's consent shall be witnessed by a plan representative or notary public. The spouse's consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary or a specific form of benefit, if applicable, and that the relinquishment of one or both such rights was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse's consent must be limited to the form of benefit, if applicable, and the Beneficiary (including any Contingent Annuitant), class of Beneficiaries, or contingent Beneficiary named in the election.

Spousal consent is not required, however, if the Participant establishes to the satisfaction of the plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. A spouse's consent under this paragraph shall not be valid with respect to any other spouse. A Participant may revoke a prior election without the consent of the spouse. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Participant without further consent by the spouse. A spouse's consent may be revoked at any time within the Participant's election period.

(d)

Special Rule for Profit Sharing Plans. This subparagraph (d) applies if the Plan is not a direct or indirect transferee after December 31, 1984, of a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan which is subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417. If the above condition is met, spousal consent is not required for electing an optional form of retirement benefit that is not a life annuity. If such condition is not met, such consent requirements shall be operative.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

SECTION 6.04--NOTICE REQUIREMENTS.

(a)

Optional Forms of Retirement Benefit and Right to Defer. The Plan Administrator shall furnish to the Participant and the Participant's spouse a written explanation of the right of the Participant and the Participant’s spouse to defer distribution until such time it is no longer immediately distributable. Such notice shall include a written explanation of the optional forms of retirement benefit in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article, including a general description of the material features and, for Plan Years beginning after December 31, 2006, a description of the consequences of not deferring the distribution. The explanation shall be written in a manner that would satisfy the notice requirements of Code Section 417(a)(3) and section 1.417(a)(3)-1 of the regulations.

The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant and the Participant's spouse no less than 30 days, and no more than 180 days (90 days for Plan Years beginning before January 1, 2007), before the Annuity Starting Date.

The Participant (and spouse, if applicable) may waive the 30-day election period if the distribution of the elected form of retirement benefit begins more than 7 days after the Plan Administrator provides the Participant (and spouse, if applicable) the written explanation provided that: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider the decision of whether or not to elect a distribution and a particular distribution option, (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation is provided to the Participant, and (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

(b)

Qualified Joint and Survivor Annuity. The Plan Administrator shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Joint and Survivor Annuity; the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity; the rights of the Participant's spouse; and the right to revoke an election and the effect of such a revocation.

The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days, and no more than 180 days (90 days for Plan Years beginning before January 1, 2007), before the Annuity Starting Date.

The Participant (and spouse, if applicable) may waive the 30-day election period if the distribution of the elected form of retirement benefit begins more than 7 days after the Plan Administrator provides the Participant (and spouse, if applicable) the written explanation provided that: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent, if applicable) a form of distribution other than a Qualified Joint and Survivor Annuity, (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant, and (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

After the written explanation is given, a Participant or spouse may make a written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Participant or spouse.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

The Plan Administrator's explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the Participant's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Joint and Survivor Annuity. The written explanation shall comply with the requirements of section 1.417(a)(3)-1 of the regulations.

(c)

Qualified Preretirement Survivor Annuity. The Plan Administrator shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Preretirement Survivor Annuity; the Participant's right to make, and the effect of, an election to waive the Qualified Preretirement Survivor Annuity; the rights of the Participant's spouse; and the right to revoke an election and the effect of such a revocation.

The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant within the applicable period. The applicable period for a Participant is whichever of the following periods ends last:

(1)	the period beginning one year before the date the individual becomes a Participant and ending one year after such date; or

(2)	the period beginning one year before the date the Participant's spouse is first entitled to a Qualified Preretirement Survivor Annuity and ending one year after such date.

If such notice is given before the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, an additional notice shall be given within such period. If a Participant has a Severance from Employment before attaining age 35, an additional notice shall be given within the period beginning one year before the date he has a Severance from Employment and ending one year after such date.

After the written explanation is given, a Participant or spouse may make a written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Participant or spouse.

The Plan Administrator's explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Preretirement Survivor Annuity and the financial effect upon the spouse's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Preretirement Survivor Annuity. The written explanation shall comply with the requirements of section 1.417(a)(3)-1 of the regulations.

SECTION 6.05--TRANSITIONAL RULES.

(a)

Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this article, must be given the opportunity to elect to have the prior sections of this article apply if such Participant is credited with at least one Hour of Service under this Plan, or a predecessor plan, in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten Years of Service when he separated from service.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

(b)

Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan, or a predecessor plan, on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to elect to have his benefits paid in accordance with (d) below.

(c)

The respective opportunities to elect (as described in (a) and (b) above) must be afforded to the appropriate Participants during the period beginning on August 23, 1984, and ending on the date benefits would otherwise begin to such Participants.

(d)

Any Participant who has elected according to (b) above and any Participant who does not elect under (a) above or who meets the requirements of (a) above except that such Participant does not have at least ten Years of Service when he separates from service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

(1)	Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

(i)	begins to receive payments under the Plan on or after his Normal Retirement Age; or

(ii)	dies on or after his Normal Retirement Age while still working for the Employer; or

(iii)	begins to receive payments on or after his qualified early retirement age; or

(iv)

separates from service on or after attaining his Normal Retirement Age (or his qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

then such benefits shall be paid under the Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least six months before the Participant attains his qualified early retirement age and end not more than 90 days before benefits begin. Any election hereunder shall be in writing and may be changed by the Participant at any time.

(2)

Election of Early Survivor Annuity. A Participant who is employed after attaining his qualified early retirement age shall be given the opportunity to elect, during the election period, to have a Qualified Preretirement Survivor Annuity payable on death. If the Participant elects the Qualified Preretirement Survivor Annuity, payments under such annuity must not be less than the payments that would have been made to the spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his death.

Any election under this provision shall be in writing and may be changed by the Participant at any time. The election period begins on the later of (i) the 90th day before the Participant attains his qualified early retirement age, or (ii) the date on which participation begins, and ends on the date he terminates employment.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

(3)	For purposes of this subparagraph (d), qualified early retirement age is the latest of:

(i)	the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

(ii)	the first day of the 120th month beginning before the Participant reaches his Normal Retirement Age, or

(iii)	the date the Participant begins participation.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

ARTICLE VII

REQUIRED MINIMUM DISTRIBUTIONS

SECTION 7.01--APPLICATION.

The optional forms of distribution are only those provided in Article VI. An optional form of distribution shall not be permitted unless it meets the requirements of this article. The timing of any distribution must meet the requirements of this article.

Notwithstanding the provisions of this article, a Participant or Beneficiary who would have been required to receive required minimum distributions (described in the REQUIRED MINIMUM DISTRIBUTIONS SECTION of this article) for 2009 but for the enactment of Code Section 401(a)(9)(H), and who would have satisfied that requirement by receiving distributions that are (i) equal to the 2009 required minimum distributions or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 required minimum distributions) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least 10 years, will not receive those required minimum distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Solely for purposes of applying the provisions of the DIRECT ROLLOVERS SECTION of Article X, required minimum distributions made for 2009 will be treated as Eligible Rollover Distributions.

SECTION 7.02--DEFINITIONS.

For purposes of this article, the following terms are defined:

Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under (b)(2) of the REQUIRED MINIMUM DISTRIBUTIONS SECTION of this article. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

5-percent Owner means a Participant who is treated as a 5-percent Owner for purposes of this article. A Participant is treated as a 5-percent Owner for purposes of this article if such Participant is a 5-percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

Once distributions have begun to a 5-percent Owner under this article, they must continue to be distributed, even if the Participant ceases to be a 5-percent Owner in a subsequent year.

Life Expectancy means life expectancy as computed by use of the Single Life Table in Q&A-1 in section 1.401(a)(9)-9 of the regulations.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Participant's Account Balance means the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

Required Beginning Date means, for a Participant who is a 5-percent Owner, April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

Required Beginning Date means, for any Participant who is not a 5-percent Owner, April 1 of the calendar year following the later of the calendar year in which he attains age 70 1/2 or the calendar year in which he retires.

If the Plan previously provided for a Required Beginning Date based on age 70 1/2 for all Participants, the preretirement age 70 1/2 distribution option is only eliminated with respect to Participants who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated such option. The preretirement age 70 1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefits begin) begin at a time during the period that begins on or after January 1 of the calendar year in which the Participant attains age 70 1/2 and ends April 1 of the immediately following calendar year.

If the Plan previously provided for a Required Beginning Date based on age 70 1/2 for all Participants, the options available for Participants who are not 5-percent Owners and attained age 70 1/2 in calendar years before the calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated the preretirement age 70 1/2 distribution option shall be the following. Any such Participant attaining age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the calendar year in which he attained age 70 1/2 (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until April 1 of the calendar year following the calendar year in which he retires. If no such election is made, the Participant shall begin receiving distributions by April 1 of the calendar year following the year in which he attained age 70 1/2 (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996). Any such Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions that are not purchased annuities and recommence by April 1 of the calendar year following the calendar year in which he retires. To satisfy the joint and survivor annuity requirements described in Article VI, the requirements in Notice 97-75, Q&A-8, must be satisfied for any Participant who elects to stop distributions, including the requirement that such distributions stop before the end of the Plan's remedial amendment period under Code Section 401(b) for changes in plan qualification requirements made by the Small Business Job Protection Act of 1996. There shall be a new Annuity Starting Date upon recommencement.

SECTION 7.03--REQUIRED MINIMUM DISTRIBUTIONS.

(a)	General Rules.

(1)

Subject to the AUTOMATIC FORMS OF DISTRIBUTION SECTION of Article VI (including the joint and survivor annuity requirements), the requirements of this article shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 2002.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

(2)

All distributions required under this article shall be determined and made in accordance with the regulations under Code Section 401(a)(9), including the incidental death benefit requirement in Code Section 401(a)(9)(G), and the regulations thereunder.

(b)	Time and Manner of Distribution.

(1)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(2)

Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later, except to the extent that an election is made to receive distributions in accordance with the 5-year rule under (e) below. Under the 5-year rule, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(ii)

If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, except to the extent that an election is made to receive distributions in accordance with the 5-year rule under (e) below. Under the 5-year rule, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)

If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this (b)(2), other than (b)(2)(i), will apply as if the surviving spouse were the Participant.

For purposes of this (b)(2) and (d) below, unless (b)(2)(iv) above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If (b)(2)(iv) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under (b)(2)(i) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under (b)(2)(i) above), the date distributions are considered to begin is the date distributions actually commence.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

(3)

Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with (c) and (d) below. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the regulations thereunder.

(c)	Required Minimum Distributions During Participant's Lifetime.

(1)

Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)

the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Q&A-2 in section 1.401(a)(9)-9 of the regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)

if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Q&A-3 in section 1.401(a)(9)-9 of the regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(2)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.

Required minimum distributions will be determined under this (c) beginning with the first Distribution Calendar Year and continuing up to, and including, the Distribution Calendar Year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant's Death.

(1)	Death On or After Date Distributions Begin.

(i)

Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

A.	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

B.

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

C.

If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)

No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	Death Before Date Distributions Begin.

(i)

Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in (d)(1) above, except to the extent that an election is made to receive distributions in accordance with the 5-year rule under (e) below. Under the 5-year rule, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(ii)

No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)

Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under (b)(2)(i) above, this (d)(2) will apply as if the surviving spouse were the Participant.

(e)

Election of 5-year Rule. Participants or Beneficiaries may elect on an individual basis whether the 5- year rule in (b)(2) and (d)(2) above applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which the distribution would be required to begin under (b)(2) above if no such election is made, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

SECTION 7.04--TEFRA SECTION 242(b)(2) ELECTIONS.

(a)

Notwithstanding the other requirements of this article and subject to the joint and survivor annuity requirements of Article VI, if applicable, distribution on behalf of any Participant, including a 5- percent Owner, who has made a designation under section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (a section 242(b)(2) election) may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(1)	The distribution by the Plan is one that would not have disqualified such Plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

(2)

The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

(3)	Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

(4)	The Participant had accrued a benefit under the Plan as of December 31, 1983.

(5)

The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries of the Participant listed in order of priority.

(b)

A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

(c)

For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in (a)(1) and (5) above.

(d)

If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

(e)	In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A-14 and Q&A-15 in section 1.401(a)(9)-8 of the regulations shall apply.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

ARTICLE VIII

TERMINATION OF THE PLAN

The Employer expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part at any time upon giving written notice to all parties concerned.

The Account of each Participant shall be 100% vested and nonforfeitable as of the effective date of the complete termination of the Plan. The Account of each Participant shall also be 100% vested and nonforfeitable upon complete discontinuance of Contributions as of the effective date of the amendment to cease Contributions or the date determined by the Internal Revenue Service. Further, the Account of each Participant who is included in the group of Participants deemed to be affected by a partial termination of the Plan (as determined by the Plan Administrator or a governmental entity authorized to make such determination) shall be 100% vested and nonforfeitable as of the effective date of such event. The Participant’s Vested Account shall continue to participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund until his Vested Account is distributed.

A Participant’s Vested Account that does not result from Elective Deferral Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, QACA Matching Contributions, and QACA Nonelective Contributions may be distributed to the Participant after the effective date of the complete termination of the Plan. A Participant’s Vested Account resulting from such Contributions may be distributed upon complete termination of the Plan, but only if neither the Employer nor any Controlled Group member maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409(a), a simplified employee pension plan as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan described in Code Section 457(b) or (f)) at any time during the period beginning on the date of complete termination of the Plan and ending 12 months after all assets have been distributed from the Plan. Such distribution is made in a lump sum. A distribution under this article shall be a retirement benefit and shall be distributed to the Participant according to the provisions of Article VI.

However, the fixed period and fixed payment installment options shall not be available. If a Participant or Beneficiary is receiving payments under the fixed period or fixed payment installment option, the Vested Account shall be paid to such person in a single sum.

The Participant’s entire Vested Account shall be paid in a single sum to the Participant as of the effective date of complete termination of the Plan if (i) the requirements for distribution of Elective Deferral Contributions in the above paragraph are met and (ii) consent of the Participant is not required in the ELECTION PROCEDURES SECTION of Article VI to distribute a benefit that is immediately distributable. This is a small amounts payment. The small amounts payment is in full settlement of all benefits otherwise payable.

Upon complete termination of the Plan, no more Employees shall become Participants and no more Contributions shall be made.

The assets of this Plan shall not be paid to the Employer at any time, except that, after the satisfaction of all liabilities under the Plan, any assets remaining may be paid to the Employer. The payment may not be made if it would contravene any provision of law.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

ARTICLE IX

ADMINISTRATION OF THE PLAN

SECTION 9.01--ADMINISTRATION.

Subject to the provisions of this article, the Plan Administrator has complete control of the administration of the Plan. The Plan Administrator has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Plan Administrator has complete discretion to construe or interpret the provisions of the Plan, including ambiguous provisions, if any, and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant, Beneficiary, spouse, or Contingent Annuitant may become entitled. The Plan Administrator's decisions upon all matters within the scope of its authority shall be final.

Without limiting the foregoing, the Plan Administrator shall be the Named Fiduciary for Contributions, unless the Plan Administrator delegates to a retirement committee, pursuant to the DELEGATION OF AUTHORITY SECTION of this article, the duties and responsibilities of the Named Fiduciary for Contributions. The Named Fiduciary for Contributions shall have sole and exclusive responsibility for (i) collecting all Contributions, including the determination of the amount of Contributions required to be made under the Plan, (ii) monitoring and ensuring that Contributions are timely made to the Plan, and (iii) enforcing the Plan’s legal claims for Contributions, including for trusteed plans, responsibility for directing the Trustee with respect to the Plan’s legal claims for delinquent Contributions.

Unless otherwise set out in the Plan or Annuity Contract, the Plan Administrator may delegate recordkeeping and other duties that are necessary to assist it with the administration of the Plan to any person or firm which agrees to accept such duties. The Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator.

The Plan Administrator shall receive all claims for benefits by Participants, former Participants, Beneficiaries, spouses, and Contingent Annuitants. The Plan Administrator shall determine all facts necessary to establish the right of any Claimant to benefits and the amount of those benefits under the provisions of the Plan. The Plan Administrator may establish rules and procedures to be followed by Claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

SECTION 9.02--EXPENSES.

Expenses of the Plan, to the extent that the Employer does not pay such expenses, may be paid out of the assets of the Plan provided that such payment is consistent with ERISA. Expenses of the Plan will be paid in accordance with the most recent service and expense agreement or such other documents duly entered into by or with regard to the Plan that govern such matters. Such expenses include, but are not limited to, expenses for bonding required by ERISA; expenses for recordkeeping and other administrative services; fees and expenses of the Annuity Contract or Trustee; expenses for investment education service; and direct costs that the Employer incurs with respect to the Plan. Expenses that relate solely to a specific Participant or Alternate Payee may be assessed against such Participant or Alternate Payee as provided in the service and expense agreement or such other documents duly entered into by or with regard to the Plan that govern such matters.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

SECTION 9.03--RECORDS.

All acts and determinations of the Plan Administrator shall be duly recorded. All these records, together with other documents necessary for the administration of the Plan, shall be preserved in the Plan Administrator's custody.

Writing (handwriting, typing, printing), photostating, photographing, microfilming, magnetic impulse, mechanical or electrical recording, or other forms of data compilation shall be acceptable means of keeping records.

SECTION 9.04--INFORMATION AVAILABLE.

Any Participant in the Plan or any Beneficiary may examine copies of the summary plan description, latest annual report, any bargaining agreement, this Plan, the Annuity Contract, or any other instrument under which the Plan was established or is operated. The Plan Administrator shall maintain all of the items listed in this section in its office, or in such other place or places as it may designate in order to comply with governmental regulations. These items may be examined during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Plan Administrator shall furnish him with a copy of any of these items. The Plan Administrator may make a reasonable charge to the requesting person for the copy.

SECTION 9.05--CLAIM PROCEDURES.

A Claimant must submit any necessary forms and needed information when making a claim for benefits under the Plan.

If a claim for benefits under the Plan is wholly or partially denied, the Plan Administrator shall provide adequate written notice to the Claimant whose claim for benefits under the Plan has been denied. The notice must be furnished within 90 days of the date that the claim is received by the Plan without regard to whether all of the information necessary to make a benefit determination is received. The Claimant shall be notified in writing within this initial 90-day period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator's decision is expected to be rendered. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period.

The Plan Administrator's notice to the Claimant shall: (i) specify the reason or reasons for the denial; (ii) reference the specific Plan provisions on which the denial is based; (iii) describe any additional material and information needed for the Claimant to perfect his claim for benefits; (iv) explain why the material and information is needed; and (v) inform the Claimant of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on appeal.

Any appeal made by a Claimant must be made in writing to the Plan Administrator within 60 days after receipt of the Plan Administrator’s notice of denial of benefits. If the Claimant appeals to the Plan Administrator, the Claimant may submit written comments, documents, records, and other information relating to the claim for benefits. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. The Plan Administrator shall review the claim taking into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

The Plan Administrator shall provide adequate written notice to the Claimant of the Plan’s benefit determination on review. The notice must be furnished within 60 days of the date that the request for review is received by the Plan without regard to whether all of the information necessary to make a benefit determination on review is received. The Claimant shall be notified in writing within this initial 60-day period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the determination on review. In no event shall such extension exceed a period of 60 days from the end of the initial 60-day period.

In the event the benefit determination is being made by a committee or board of trustees that hold regularly scheduled meetings at least quarterly, the above paragraph shall not apply. The benefit determination must be made by the date of the meeting of the committee or board that immediately follows the Plan’s receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, the benefit determination must be made by the date of the second meeting following the Plan’s receipt of the request for review. The date of the receipt of the request for review shall be determined without regard to whether all of the information necessary to make a benefit determination on review is received. The Claimant shall be notified in writing within this initial period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the committee or board expects to render the determination on review. In no event shall such benefit determination be made later than the third meeting of the committee or board following the Plan’s receipt of the request for review. The Plan Administrator shall provide adequate written notice to the Claimant of the Plan’s benefit determination on review as soon as possible, but not later than five days after the benefit determination is made.

If the claim for benefits is wholly or partially denied on review, the Plan Administrator’s notice to the Claimant shall: (i) specify the reason or reasons for the denial; (ii) reference the specific Plan provisions on which the denial is based; (iii) include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and (iv) include a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a). Any civil action under (iv) must be filed no later than one year after the date on the Plan Administrator’s notice.

A Claimant may authorize a representative to act on the Claimant’s behalf with respect to a benefit claim or appeal of an adverse benefit determination. Such authorization shall be made by completion of a form furnished for that purpose. In the absence of any contrary direction from the Claimant, all information and notifications to which the Claimant is entitled shall be directed to the authorized representative.

The Plan Administrator shall perform periodic examinations, reviews, or audits of benefit claims to determine whether claims determinations are made in accordance with the governing Plan documents and, where appropriate, Plan provisions have been consistently applied with respect to similarly situated Claimants.

SECTION 9.06--DELEGATION OF AUTHORITY.

All or any part of the administrative duties and responsibilities under this article may be delegated by the Plan Administrator to a retirement committee. The duties and responsibilities of the retirement committee shall be set out in a separate written agreement.

SECTION 9.07--EXERCISE OF DISCRETIONARY AUTHORITY.

The Employer, Plan Administrator, and any other person or entity who has authority with respect to the management, administration, or investment of the Plan may exercise that authority in its/his full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of the Plan documents relevant to the issue under consideration. The exercise of authority will be binding upon all persons.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

SECTION 9.08--TRANSACTION PROCESSING.

Transactions (including, but not limited to, investment directions, trades, loans, and distributions) shall be processed as soon as administratively practicable after proper directions are received from the Participant or other parties. No guarantee is made by the Plan, Plan Administrator, Insurer, Employer, or Trustee that such transactions will be processed on a daily or other basis, and no guarantee is made in any respect regarding the processing time of such transactions. Notwithstanding any other provision of the Plan, the Employer, the Plan Administrator, or the Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, the Plan Administrator, or the Trustee, except that such investment option shall be valued as of the last day of the Plan Year as stated in the definition of Valuation Date in Article I.

Administrative practicality will be determined by legitimate business factors (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider) and in no event will be deemed to be less than 14 days. The processing date of a transaction shall be binding for all purposes of the Plan and considered the applicable Valuation Date for any transaction.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01--AMENDMENTS.

(a)

Amendment by the Employer. The Employer may amend this Plan at any time, including any remedial retroactive changes (within the time specified by Internal Revenue Service regulations), to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

An amendment may not allow reversion or diversion of Plan assets to the Employer at any time, except as may be required to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

The Employer may amend the Plan by adding sample or model Plan amendments published by the Internal Revenue Service that provide that their adoption will not cause the Plan to be treated as individually designed. The Employer may amend the Plan in order to correct failures under the Internal Revenue Service correction programs or to correct a coverage or nondiscrimination failure, as permitted under applicable Treasury regulations. An amendment to this Plan will be forwarded to Principal Life Insurance Company, the volume submitter practitioner.

The Employer may attach an addendum which lists the Code Section 411(d)(6) protected benefits that must be preserved due to a restatement or amendment of the Plan. Such a list would not be considered an amendment to the Plan and will not cause the Plan to be treated as individually designed.

The Employer may make minor modifications to the Plan as permitted under sections 14 and 15 of Revenue Procedure 2011-49.

If the Employer amends the Plan for any reason other than those set out above, the Plan shall no longer participate in this volume submitter plan and shall be considered an individually designed plan. The Employer reserves the right to continue its retirement program under a document separate and distinct from this Plan. In such event, all rights and obligations of the Employer, or of any Participant or Beneficiary under this document, shall cease. Assets held in support of this Plan will be transferred to the designated funding medium under the new or restated plan and, if applicable, trust agreement, in the manner permitted under, and subject to the provisions of, the Annuity Contract.

An amendment may not eliminate or reduce a section 411(d)(6) protected benefit, as defined in Q&A-1 in section 1.411(d)-4 of the regulations, that has already accrued, except as provided in section 1.411(d)-3 or 1.411(d)-4 of the regulations. This is generally the case even if such elimination or reduction is contingent upon the Employee’s consent and includes an amendment that otherwise places greater restrictions or conditions on a Participant’s right to Code Section 411(d)(6) protected benefits, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Code Section 411(a)(3) through (11). However, the Plan may be amended to eliminate or reduce section 411(d)(6) protected benefits with respect to benefits not yet accrued as of the later of the amendment’s adoption date or effective date without violating Code Section 411(d)(6). For purposes of this paragraph, an amendment that has the effect of decreasing a Participant’s Account balance, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his Account balance under a particular optional form of benefit if the amendment provides a single sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single sum distribution form is otherwise identical only if the single sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

If, as a result of an amendment, an Employer Contribution is removed that is not 100% immediately vested when made, the applicable vesting schedule in effect as of the last day such Contributions were permitted shall remain in effect with respect to that part of the Participant’s Account resulting from such Contributions. The Participant shall not become immediately 100% vested in such Contributions as a result of the elimination of such Contribution except as otherwise specifically provided in the Plan.

An amendment shall not decrease a Participant's vested interest in the Plan. If an amendment to the Plan changes the computation of the percentage used to determine that portion of a Participant's Account attributable to Employer Contributions which is nonforfeitable (whether directly or indirectly), in the case of an Employee who is a Participant as of the later of the date such amendment or change is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s right to his Account attributable to Employer Contributions shall not be less than the percentage computed under the Plan without regard to such amendment or change. Furthermore, each Participant or former Participant

(1)

who has completed at least three Years of Service on the date the election period described below ends (five Years of Service if the Participant does not have at least one Hour of Service in a Plan Year beginning after December 31, 1988) and

(2)

whose nonforfeitable percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Account resulting from Employer Contributions determined without regard to the amendment. This election may not be revoked. If after the Plan is changed, the Participant’s nonforfeitable percentage will at all times be as great as it would have been if the change had not been made, no election needs to be provided. The election period shall begin no later than the date the Plan amendment is adopted and end no earlier than the 60th day after the latest of the date the amendment is adopted or becomes effective, or the date the Participant is issued written notice of the amendment by the Employer or the Plan Administrator.

For an amendment adopted after August 9, 2006, with respect to a Participant’s Account attributable to Employer Contributions accrued as of the later of the adoption or effective date of the amendment and earnings, the vested percentage of each Participant will be the greater of the vested percentage under the old vesting schedule or the vested percentage under the new vesting schedule.

(b)	Amendment by the Volume Submitter Practitioner.

The Employer delegates the authority to amend this Plan to Principal Life Insurance Company as the volume submitter practitioner. The Employer hereby consents to any such amendment. However, no such amendment shall increase the duties of the Named Fiduciary without his consent. Such an amendment shall not deprive any Participant or Beneficiary of any accrued benefit except to the extent necessary to comply with any law or regulation issued by any governmental agency to which this Plan is subject. Such an amendment shall not provide that the Plan Fund be used for any purpose other than the exclusive benefit of Participants or their Beneficiaries or that such Plan Fund ever revert to or be used by the Employer.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

However, for purposes of reliance on an advisory or determination letter, Principal Life Insurance Company as the volume submitter practitioner will no longer have the authority to amend the Plan on behalf of the Employer as of the date (i) the Employer amends the Plan to incorporate a type of plan described in section 16.03 of Revenue Procedure 2011-49 that is not permitted under the VS program, or (ii) the Internal Revenue Service notifies the Employer, in accordance with section 24.03 of Revenue Procedure 2011-49, that the Plan is an individually designed plan due to the nature and extent of employer amendments to the Plan.

Any amendment to this Plan by Principal Life Insurance Company, as the volume submitter practitioner, shall be deemed to be an amendment to this Plan by the Employer. The effective date of any amendment shall be specified in the written instrument of amendment.

SECTION 10.02--DIRECT ROLLOVERS.

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

In the event of a Mandatory Distribution of an Eligible Rollover Distribution greater than $1,000 in accordance with the SMALL AMOUNTS SECTION of this article (or which is a small amounts payment under Article VIII at complete termination of the Plan), if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly, the Plan Administrator will pay the distribution in a Direct Rollover to an individual retirement plan designated by the Plan Administrator. For purposes of determining whether a Mandatory Distribution is greater than $1,000, a Designated Roth Account and all other accounts under the Plan shall be treated as accounts held under two separate plans and shall not be combined.

In the event of any other Eligible Rollover Distribution to a Distributee in accordance with the SMALL AMOUNTS SECTION of this article (or which is a small amounts payment under Article VIII at complete termination of the Plan), if the Distributee does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover or to receive the distribution directly, the Plan Administrator will pay the distribution to the Distributee.

SECTION 10.03--MERGERS AND DIRECT TRANSFERS.

The Plan may not be merged or consolidated with, nor have its assets or liabilities transferred to, any other retirement plan, unless each Participant in this Plan would (if that plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated). The Employer may enter into merger agreements or direct transfer of assets agreements with the employers under other retirement plans which are qualifiable under Code Section 401(a), including an elective transfer, and may accept the direct transfer of plan assets, or may transfer plan assets, as a party to any such agreement. The Employer shall not consent to, or be a party to a merger, consolidation, or transfer of assets with a defined benefit plan if such action would result in a defined benefit feature being maintained under this Plan. The Employer will not transfer any amounts attributable to elective deferral contributions, qualified matching contributions, qualified nonelective contributions, and contributions used to satisfy Code Section 401(k)(13) safe harbors unless the transferee plan provides that the limitations of section 1.401(k)-1(d) of the regulations shall apply to such amounts (including post-transfer earnings thereon), unless the amounts could have been distributed at the time of the transfer (other than for hardships as described in the WITHDRAWAL BENEFITS SECTION of Article V or deemed severance from employment as described in the VESTED BENEFITS SECTION of Article V), and the transfer is an elective transfer described in Q&A-3(b)(1) in section 1.411(d)-4 of the regulations.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Notwithstanding any provision of the Plan to the contrary, to the extent any optional form of benefit under the Plan permits a distribution prior to the Employee’s retirement, death, disability, or Severance from Employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions). The limitations of section 1.401(k)-1(d) of the regulations applicable to elective deferral contributions, qualified matching contributions, qualified nonelective contributions, and contributions used to satisfy Code Section 401(k)(13) safe harbors shall continue to apply to any amounts attributable to such contributions (including post-transfer earnings thereon) transferred to this Plan, unless the amounts could have been distributed at the time of the transfer (other than for hardships as described in the WITHDRAWAL BENEFITS SECTION of Article V or deemed severance from employment as described in the VESTED BENEFITS SECTION of Article V), and the transfer is an elective transfer described in Q&A-3(b)(1) in section 1.411(d)-4 of the regulations.

The Plan may accept a direct transfer of plan assets on behalf of an Eligible Employee. If the Eligible Employee is not an Active Participant when the transfer is made, the Eligible Employee shall be deemed to be an Active Participant only for the purpose of investment and distribution of the transferred assets. Employer Contributions shall not be made for or allocated to the Eligible Employee, until the time he meets all of the requirements to become an Active Participant.

The Plan shall hold, administer, and distribute the transferred assets as a part of the Plan. The Plan shall maintain a separate account for the benefit of the Employee on whose behalf the Plan accepted the transfer in order to reflect the value of the transferred assets.

A Participant’s section 411(d)(6) protected benefits, as defined in Q&A-1 in section 1.411(d)-4 of the regulations, may not be eliminated by reason of transfer or any transaction amending or having the effect of amending a plan or plans to transfer benefits except as provided below.

A Participant’s section 411(d)(6) protected benefits may be eliminated or reduced upon transfer between qualified defined contribution plans if the conditions in Q&A-3(b)(1) in section 1.411(d)-4 of the regulations are met. The transfer must meet all of the other applicable qualification requirements.

A Participant’s section 411(d)(6) protected benefits may be eliminated or reduced if a transfer is an elective transfer of certain distributable benefits between qualified plans (both defined benefit and defined contribution) and the conditions in Q&A-3(c)(1) in section 1.411(d)-4 of the regulations are met. The rules applicable to distributions under the plan would apply to the transfer, but the transfer would not be treated as a distribution for purposes of the minimum distribution requirements of Code Section 401(a)(9). If the Participant is eligible to receive an immediate distribution of his entire Vested Account in a single sum distribution that would consist entirely of an eligible rollover distribution under Code Section 401(a)(31), such transfer will be accomplished as a direct rollover under Code Section 401(a)(31).

SECTION 10.04--PROVISIONS RELATING TO THE INSURER AND OTHER PARTIES.

The obligations of an Insurer shall be governed solely by the provisions of the Annuity Contract. The Insurer shall not be required to perform any act not provided in or contrary to the provisions of the Annuity Contract.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Each Annuity Contract when purchased shall comply with the Plan. See the CONSTRUCTION SECTION of this article.

Any issuer or distributor of investment contracts or securities is governed solely by the terms of its policies, written investment contract, prospectuses, security instruments, and any other written agreements entered into with the Trustee with regard to such investment contracts or securities.

Such Insurer, issuer or distributor is not a party to the Plan, nor bound in any way by the Plan provisions. Such parties shall not be required to look to the terms of this Plan, nor to determine whether the Employer, the Plan Administrator, the Trustee, or the Named Fiduciary have the authority to act in any particular manner or to make any contract or agreement.

Until notice of any amendment or termination of this Plan or a change in Trustee has been received by the Insurer at its home office or an issuer or distributor at their principal address, they are and shall be fully protected in assuming that the Plan has not been amended or terminated and in dealing with any party acting as Trustee according to the latest information which they have received at their home office or principal address.

SECTION 10.05--EMPLOYMENT STATUS.

Nothing contained in this Plan gives an Employee the right to be retained in the Employer's employ or to interfere with the Employer's right to discharge any Employee.

SECTION 10.06--RIGHTS TO PLAN ASSETS.

An Employee shall not have any right to or interest in any assets of the Plan upon termination of employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Employee according to the Plan provisions.

Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries, spouse, or Contingent Annuitant of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Named Fiduciary, the Plan Administrator, the Insurer, the Trustee, and the Employer arising under or by virtue of the Plan.

SECTION 10.07--BENEFICIARY.

Each Participant may name a Beneficiary to receive any death benefit (other than any income payable to a Contingent Annuitant) that may arise out of his participation in the Plan. The Participant may change his Beneficiary from time to time. Unless a qualified election has been made, for purposes of distributing any death benefits before the Participant’s Retirement Date, the Beneficiary of a Participant who has a spouse who is entitled to a Qualified Preretirement Survivor Annuity shall be the Participant's spouse. The Participant's Beneficiary designation and any change of Beneficiary shall be subject to the provisions of the ELECTION PROCEDURES SECTION of Article VI.

It is the responsibility of the Participant to give written notice to the Plan Administrator of the name of the Beneficiary on a form furnished for that purpose. The Plan Administrator shall maintain records of Beneficiary designations for Participants before their Retirement Dates. However, the Plan Administrator may delegate to another party the responsibility of maintaining records of Beneficiary designations. In that event, the written designations made by Participants shall be filed with such other party. If a party other than the Insurer maintains the records of Beneficiary designations and a Participant dies before his Retirement Date, such other party shall certify to the Insurer the Beneficiary designation on its records for the Participant.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

If there is no Beneficiary named or surviving when a Participant dies, the Participant’s Beneficiary shall be the Participant’s surviving spouse, or where there is no surviving spouse, the executor or administrator of the Participant's estate for the benefit of the estate.

SECTION 10.08--NONALIENATION OF BENEFITS.

Benefits payable under the Plan are not subject to the claims of any creditor of any Participant, Beneficiary, spouse, or Contingent Annuitant. A Participant, Beneficiary, spouse, or Contingent Annuitant does not have any rights to alienate, anticipate, commute, pledge, encumber, or assign such benefits. Such restrictions do not apply in the case of a loan as provided in the LOANS TO PARTICIPANTS SECTION of Article V. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985. The preceding sentences shall not apply to any offset of a Participant’s benefits provided under the Plan against an amount the Participant is required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, which meets the requirements of Code Sections 401(a)(13)(C) or (D).

SECTION 10.09--CONSTRUCTION.

The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Employer has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

In the event of any conflict between the provisions of the Plan and the terms of any Annuity Contract issued hereunder, the provisions of the Plan control.

SECTION 10.10--LEGAL ACTIONS.

No person employed by the Employer; no Participant, former Participant, or their Beneficiaries; nor any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan. Should any Participant, Beneficiary, or other person claiming an interest in the Plan pursue a legal action against the Plan, such legal action may not be brought more than two years following the date such cause of action or proceeding arose.

SECTION 10.11--SMALL AMOUNTS.

If the value of the Participant’s Vested Account does not exceed $5,000, the Participant’s entire Vested Account shall be distributed as of the earliest of his Retirement Date, the date he dies, or the date he has a Severance from Employment for any other reason (the date the Employer provides notice to the record keeper of the Plan of such event, if later). For purposes of this section, if the Participant’s Vested Account is zero, the Participant shall be deemed to have received a distribution of such Vested Account. This is a small amounts payment.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

In the event a Participant does not elect to have a small amounts payment paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly and his Vested Account is greater than $1,000, a Mandatory Distribution will be made in accordance with the DIRECT ROLLOVERS SECTION of this article. If his Vested Account is $1,000 or less, the Participant’s entire Vested Account shall be paid directly to him.

If a small amounts payment is made on or after the date the Participant dies, the small amounts payment shall be made to the Participant’s Beneficiary (spouse if the death benefit is payable to the spouse). If a small amounts payment is made while the Participant is living, the small amounts payment shall be made to the Participant.

The small amounts payment is in full settlement of all benefits otherwise payable. No other small amounts payment shall be made.

SECTION 10.12--WORD USAGE.

The masculine gender, where used in this Plan, shall include the feminine gender and the singular words, where used in this Plan, shall include the plural, unless the context indicates otherwise.

The words “in writing” and “written,” where used in this Plan, shall include any other forms (such as voice response or other electronic system) as permitted by any governmental agency to which the Plan is subject.

SECTION 10.13--CHANGE IN SERVICE METHOD.

(a)

Change of Service Method Under This Plan. If this Plan is amended to change the method of crediting service from the elapsed time method to the hours method for any purpose under this Plan, the Employee’s service shall be equal to the sum of (1), (2), and (3) below:

(1)	The number of whole years of service credited to the Employee under the Plan as of the date the change is effective.

(2)

One year of service for the computation period in which the change is effective if he is credited with the required number of Hours of Service. For that portion of the computation period ending on the date of the change (for the first day of the computation period if the change is made on the first day of the computation period), the Employee will be credited with the greater of (i) his actual Hours of Service or (ii) the number of Hours of Service that is equivalent to the fractional part of a year of elapsed time service credited as of the date of the change, if any. In determining the equivalent Hours of Service, the Employee shall be credited with 190 Hours of Service for each month and any fractional part of a month in such fractional part of a year. The number of months and any fractional part of a month shall be determined by multiplying the fractional part of a year, expressed as a decimal, by 12. For the remaining portion of the computation period (the period beginning on the second day of the computation period and ending on the last day of the computation period if the change is made on the first day of the computation period), the Employee will be credited with his actual Hours of Service.

(3)	The Employee’s service determined under this Plan using the hours method after the end of the computation period in which the change in service method was effective.

If this Plan is amended to change the method of crediting service from the hours method to the elapsed time method for any purpose under this Plan, the Employee’s service shall be equal to the sum of (4), (5), and (6) below:

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

(4)	The number of whole years of service credited to the Employee under the Plan as of the beginning of the computation period in which the change in service method is effective.

(5)

The greater of (i) the service that would be credited to the Employee for that entire computation period using the elapsed time method or (ii) the service credited to him under the Plan as of the date the change is effective.

(6)	The Employee’s service determined under this Plan using the elapsed time method after the end of the applicable computation period in which the change in service method was effective.

(b)

Transfers Between Plans with Different Service Methods. If an Employee has been a participant in another plan of the Employer that credited service under the elapsed time method for any purpose that under this Plan is determined using the hours method, then the Employee’s service shall be equal to the sum of (1), (2), and (3) below:

(1)	The number of whole years of service credited to the Employee under the other plan as of the date he became an Eligible Employee under this Plan.

(2)

One year of service for the applicable computation period in which he became an Eligible Employee if he is credited with the required number of Hours of Service. For that portion of such computation period ending on the date he became an Eligible Employee (for the first day of such computation period if he became an Eligible Employee on the first day of such computation period), the Employee will be credited with the greater of (i) his actual Hours of Service or (ii) the number of Hours of Service that is equivalent to the fractional part of a year of elapsed time service credited as of the date he became an Eligible Employee, if any. In determining the equivalent Hours of Service, the Employee shall be credited with 190 Hours of Service for each month and any fractional part of a month in such fractional part of a year. The number of months and any fractional part of a month shall be determined by multiplying the fractional part of a year, expressed as a decimal, by 12. For the remaining portion of such computation period (the period beginning on the second day of such computation period and ending on the last day of such computation period if he became an Eligible Employee on the first day of such computation period), the Employee will be credited with his actual Hours of Service.

(3)	The Employee’s service determined under this Plan using the hours method after the end of the computation period in which he became an Eligible Employee.

If an Employee has been a participant in another plan of the Employer that credited service under the hours method for any purpose that under this Plan is determined using the elapsed time method, then the Employee’s service shall be equal to the sum of (4), (5), and (6) below:

(4)

The number of whole years of service credited to the Employee under the other plan as of the beginning of the computation period under that plan in which he became an Eligible Employee under this Plan.

(5)

The greater of (i) the service that would be credited to the Employee for that entire computation period using the elapsed time method or (ii) the service credited to him under the other plan as of the date he became an Eligible Employee under this Plan.

(6)	The Employee’s service determined under this Plan using the elapsed time method after the end of the applicable computation period under the other plan in which he became an Eligible Employee.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

If an Employee has been a participant in a Controlled Group member’s plan that credited service under a different method than is used in this Plan, in order to determine entry and vesting, the provisions in (b) above shall apply as though the Controlled Group member’s plan was a plan of the Employer.

Any modification of service contained in this Plan shall be applicable to the service determined pursuant to this section.

SECTION 10.14--MILITARY SERVICE.

Notwithstanding any provision of this Plan to the contrary, the Plan shall provide contributions, benefits, and service credit with respect to Qualified Military Service in accordance with Code Section 414(u). Loan repayments may be suspended under this Plan as permitted under Code Section 414(u).

A Participant who dies on or after January 1, 2007, while performing Qualified Military Service is treated as having resumed and then terminated employment on account of death, in accordance with Code Section 401(a)(37) and any subsequent guidance. The survivors of such Participant are entitled to any additional benefits provided under the Plan on account of death of the Participant.

SECTION 10.15--QUALIFICATION OF PLAN.

If the Plan is denied initial qualification upon filing timely application, it will be treated as void from the beginning. It will be terminated and all amounts contributed to the Plan, less expenses paid, shall be returned to the Employer within one year after the date of denial. If amounts have been contributed by Employees, the Employer shall refund to each Employee the amount made by him or, if less, the amount then in his Account resulting from such amounts. The Insurer and Trustee shall be discharged from all further obligations.

If the Plan fails to attain or retain qualification, it shall no longer participate in this volume submitter plan and shall be considered an individually designed plan.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

ARTICLE XI

TOP-HEAVY PLAN REQUIREMENTS

SECTION 11.01--APPLICATION.

The provisions of this article shall supersede all other provisions in the Plan to the contrary.

For the purpose of applying the Top-heavy Plan requirements of this article, all members of the Controlled Group shall be treated as one Employer. The term Employer, as used in this article, shall be deemed to include all members of the Controlled Group, unless the term as used clearly indicates only the Employer is meant.

The accrued benefit or account of a participant resulting from deductible employee contributions shall not be included for any purpose under this article.

The minimum vesting and contribution provisions of the MODIFICATION OF VESTING REQUIREMENTS SECTION and the MODIFICATION OF CONTRIBUTIONS SECTION of this article shall not apply to any Employee who is included in a group of Employees covered by a collective bargaining agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such representatives. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives.

SECTION 11.02--DEFINITIONS.

For purposes of this article the following terms are defined:

Aggregation Group means:

(a)

each of the Employer's qualified plans in which a Key Employee is a participant during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plans have terminated),

(b)

each of the Employer's other qualified plans which allows the plan(s) described in (a) above to meet the nondiscrimination requirement of Code Section 401(a)(4) or the minimum coverage requirement of Code Section 410, and

(c)

any of the Employer's other qualified plans not included in (a) or (b) above which the Employer desires to include as part of the Aggregation Group. Such a qualified plan shall be included only if the Aggregation Group would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

The plans in (a) and (b) above constitute the "required" Aggregation Group. The plans in (a), (b), and (c) above constitute the "permissive" Aggregation Group.

Compensation means compensation as defined in the CONTRIBUTION LIMITATION SECTION of Article III.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

Determination Date means as to any plan, for any plan year subsequent to the first plan year, the last day of the preceding plan year. For the first plan year of the plan, the Determination Date is the last day of that year.

Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date is:

(a)	an officer of the Employer having Compensation for the Plan Year greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002),

(b)	a 5-percent owner of the Employer, or

(c)

a 1-percent owner of the Employer having Compensation for the Plan Year of more than $150,000. The determination of who is a Key Employee shall be made according to Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

Nonkey Employee means any Employee who is not a Key Employee.

Top-heavy Plan means a plan that is top-heavy for any plan year. This Plan shall be top-heavy if any of the following conditions exist:

(a)	The Top-heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any required Aggregation Group or permissive Aggregation Group.

(b)	This Plan is a part of a required Aggregation Group, but not part of a permissive Aggregation Group, and the Top-heavy Ratio for the required Aggregation Group exceeds 60 percent.

(c)	This Plan is a part of a required Aggregation Group and part of a permissive Aggregation Group and the Top-heavy Ratio for the permissive Aggregation Group exceeds 60 percent.

Top-heavy Ratio means:

(a)

If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan that during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for this Plan alone or for the required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the one-year period ending on the Determination Date(s) and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Aggregation Group), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period ending on the Determination Date(s) and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Aggregation Group), both computed in accordance with Code Section 416 and the regulations thereunder. In the case of a distribution made for a reason other than Severance from Employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.” Both the numerator and denominator of the Top-heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

(b)

If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans that during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for any required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans of all Key Employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-heavy Ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date (and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Aggregation Group). In the case of a distribution made for a reason other than Severance from Employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(c)

For purposes of (a) and (b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12- month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (i) who is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the one-year period (five-year period in determining whether the plan is top-heavy for plan years beginning before January 1, 2002) ending on the Determination Date will be disregarded. The calculation of the Top-heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

SECTION 11.03--MODIFICATION OF VESTING REQUIREMENTS.

A Participant’s Vesting Percentage is at all times at least as great as the Vesting Percentage required to satisfy the requirements of Code Section 416. The part of the Participant’s Account resulting from the minimum contributions required pursuant to the MODIFICATION OF CONTRIBUTIONS SECTION of this article will vest according to the vesting schedule selected in the definition of Vesting Percentage in the DEFINITIONS SECTION of Article I. If no schedule is selected in such definition, the minimum contribution (and earnings thereon) will be 100% vested and nonforfeitable.

The part of the Participant’s Vested Account resulting from the minimum contributions required pursuant to the MODIFICATION OF CONTRIBUTIONS SECTION of this article (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or (D).

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

SECTION 11.04--MODIFICATION OF CONTRIBUTIONS.

During any Plan Year in which this Plan is a Top-heavy Plan, the Employer shall make a minimum contribution as of the last day of the Plan Year for each Nonkey Employee who is an Employee on the last day of the Plan Year and who was an Active Participant at any time during the Plan Year. A Nonkey Employee is not required to have a minimum number of Hours of Service or minimum amount of Compensation in order to be entitled to this minimum. A Nonkey Employee who fails to be an Active Participant merely because his Compensation is less than a stated amount or merely because of a failure to make mandatory participant contributions or, in the case of a cash or deferred arrangement, elective contributions shall be treated as if he were an Active Participant. The minimum is the lesser of (a) or (b) below:

(a)	3 percent of such person's Compensation for such Plan Year.

(b)

The "highest percentage" of Compensation for such Plan Year at which the Employer's Contributions are made for or allocated to any Key Employee. The highest percentage shall be determined by dividing the Employer Contributions made for or allocated to each Key Employee during the Plan Year by the amount of his Compensation for such Plan Year, and selecting the greatest quotient (expressed as a percentage). To determine the highest percentage, all of the Employer's defined contribution plans within the Aggregation Group shall be treated as one plan. The minimum shall be the amount in (a) above if this Plan and a defined benefit plan of the Employer are required to be included in the Aggregation Group and this Plan enables the defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410.

For purposes of (a) and (b) above, Compensation shall be limited by Code Section 401(a)(17).

If the Employer's contributions and allocations otherwise required under the defined contribution plan(s) are at least equal to the minimum above, no additional contribution shall be required. If the Employer's total contributions and allocations are less than the minimum above, the Employer shall contribute the difference for the Plan Year.

The minimum contribution applies to all of the Employer's defined contribution plans in the aggregate which are Top-heavy Plans. A minimum contribution under a profit sharing plan shall be made without regard to whether or not the Employer has profits.

For purposes of this section, any employer contribution made according to a salary reduction or similar arrangement shall not apply in determining if the minimum contribution requirement has been met, but shall apply in determining the minimum contribution required. Matching contributions, as defined in Code Section 401(m), shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

The requirements of this section shall be met without regard to any Social Security contribution.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

ARTICLE XII

TRUST PROVISIONS

The Plan includes the attached Principal Financial Group pre-approved Trust Agreement.

The Trust Fund shall be administered according to the provisions of such trust agreement. The provisions of the Trust Agreement shall apply to all adopting employers. No other trust agreement may be used as long as the Plan continues to be a Principal Financial Group 401(k) Volume Submitter Plan.

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)

SIGNATURES

Failure to properly complete or amend this volume submitter plan may result in disqualification of this Plan. Principal Life Insurance Company will inform you of any amendments made to the Plan or of the discontinuance or abandonment of the Plan. The address and telephone number of Principal Life Insurance Company is 711 High Street, Des Moines, Iowa 50392-0001; 1-800-543-4015, extension 51238.

The Employer may rely on an advisory letter issued by the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401 only to the extent provided in Revenue Procedure 2011-49.

The Employer may not rely on an advisory letter in other circumstances or with respect to certain qualification requirements which are specified in the advisory letter issued with respect to the Plan and in Revenue Procedure 2011-49.

In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

The Primary Employer adopts the Principal Financial Group 401(k) Volume Submitter Specimen Plan for the exclusive benefit of its Employees. Selections and specifications contained in this document constitute the Plan of the Primary Employer.

It is understood that Principal Life Insurance Company is not a party to the Plan and shall not be responsible for any tax or legal aspects of the Plan. The Primary Employer assumes responsibility for these matters. The obligations of Principal Life Insurance Company shall be governed solely by the provisions of its contracts and policies. Principal Life Insurance Company shall not be required to look into any action taken by the Plan Administrator, Named Fiduciary, Trustee, Investment Manager, or the Primary Employer and shall be fully protected in taking, permitting or omitting any action on the basis of the Primary Employer’s actions. Principal Life Insurance Company shall incur no liability or responsibility for carrying out actions as directed by the Plan Administrator, Named Fiduciary, Trustee, Investment Manager or the Primary Employer.

By executing this Plan, the Primary Employer acknowledges having counseled to the extent necessary with selected legal and tax advisors regarding the Plan's legal and tax implications. The Primary Employer also certifies diligent efforts have been made to provide a copy of this Plan document to each Adopting Employer and each Trustee and that proper signatures will be obtained on the attached Trust Agreement.

Executed this                                      day of                                                                ,                            .

Colony Bankcorp, Inc.

By:

Title:

Restatement Effective December 15, 2019	Plan ID No. 1076440 ( 7-23813)